PROSPECTUS SUPPLEMENT                                               Exhibit 99.1
(To Prospectus dated ___________)

                                    ONYX LOGO


                                  $____________
                       ONYX ACCEPTANCE OWNER TRUST 1999-__

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller
                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 7 IN THE ACCOMPANYING PROSPECTUS.

The Notes are auto loan backed notes issued by the trust. The Certificates represent interests in the trust. Neither the Notes nor the Certificates represent interests in or obligations of Onyx Acceptance Corporation or any of its affiliates.

                         Principal    Interest     Price to       Underwriting   Proceeds to the
 Securities Issued        Balance       Rate       Public(1)        Discount       Seller(1)(2)
-------------------      ---------    --------     ---------      ------------   ---------------
Class A-1 Note.....
Class A-2 Note.....
Class A-3 Note.....
Class A-4 Note.....
Certificate........
Total..............

(1) Plus accrued interest, if any, calculated from the Closing Date.
(2) Before deducting expenses payable by the Seller estimated to be $475,000.

                                ---------------

Interest and principal on the Notes and the Certificates will be payable on the 15th day of each month. If the 15th day of a month is not a business day, then the payment will be made on the next business day. The first payment will be due on __________________ .

[Insurer] will unconditionally and irrevocably guarantee, to the extent described in this Prospectus Supplement, the timely payment of interest and the ultimate payment of principal on the Notes and the Certificates.

        [INSURER LOGO]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We expect that delivery of the Notes and the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company and Cedelbank and the Euroclear System against payment in immediately available funds on or about ____________.

                                ---------------

                                 [UNDERWRITERS]
              The date of this Prospectus Supplement is __________.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        Information about the Notes and the Certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Notes or Certificates; and (b) this Prospectus Supplement, which describes the specific terms of the Notes and Certificates. In this Prospectus Supplement and in the Prospectus, the Notes and Certificates are sometimes referred to together as the "SECURITIES". IF THE TERMS OF THE SECURITIES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

        You should rely only on the information contained in this Prospectus Supplement and the accompanying Prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is different. The information in this Prospectus Supplement is accurate only as of the date of this Prospectus Supplement, and the information in the Prospectus is accurate only as of the date of the Prospectus.

        In this Prospectus Supplement and the accompanying Prospectus, we include cross references to sections in these materials where you can find further related discussions. The Tables of Contents on the back cover of this document identify the pages where these sections are located.

        We have defined and used certain capitalized terms in this Prospectus Supplement and the Prospectus to assist you in understanding the terms of the Securities and this offering. You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Terms" beginning on page S-43 in this Prospectus Supplement and under the caption "Index of Terms" beginning on page 6_ of the Prospectus.

        In this Prospectus Supplement, the terms "Trust", "Issuer", "we", "us" and "our" refer to Onyx Acceptance Owner Trust 1999-__. The Seller's principal offices are located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610, and its phone number is (949) 465-3500.

                           REPORTS TO SECURITYHOLDERS

        Unless definitive securities are issued (which will occur under the limited circumstances described in this Prospectus Supplement and in the Prospectus), the Servicer will send unaudited monthly and annual reports concerning the Trust to the Indenture Trustee to be delivered to Cede & Co. as the nominee of The Depository Trust Company and the registered holder of the Securities. See "Description of the Transfer and Servicing Agreements -- Statements to Securityholders" in this Prospectus Supplement and "Certain Information Regarding the Securities -- Statements to Securityholders" in the Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depository Trust Company will supply such reports to you in accordance with its procedures. See "Description of the Securities -- Book-Entry Registration" in the Prospectus. None of the Seller, the Servicer, or [Insurer] intends to send any of its financial reports to you.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of [Insurer] included in, or as exhibits to, the following documents which have been filed with the Securities and Exchange Commission by [Insurer], are hereby incorporated by reference in this Prospectus Supplement:

        (a) Annual Report on Form 10-K for the year ended December 31, 199_; and

        (b) Quarterly Report on Form 10-Q for the period ended ________________.

        All financial statements of [Insurer] included in documents filed by [Insurer] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

                                SUMMARY OF TERMS

        The following summary is a short, concise description of the main terms of the Securities. For this reason, the summary does not contain all of the information that may be important to you. You will find a detailed description of the terms of the Notes and Certificates following this summary and in the Prospectus.

ISSUER:                       Onyx Acceptance Owner Trust 1999-__ a Delaware business trust. The Trust will be established by a trust agreement among the Seller, the Owner Trustee and the Trust Agent. The trust agreement is referred to in this Prospectus Supplement as the "TRUST AGREEMENT".

SELLER:                       Onyx Acceptance Financial Corporation, a wholly-owned, limited purpose subsidiary of Onyx Acceptance
                              Corporation.

SERVICER:                     Onyx Acceptance Corporation ("ONYX").

INDENTURE TRUSTEE:            [________________], as trustee under the Indenture.

OWNER TRUSTEE:                Bankers Trust (Delaware), as trustee under the Trust Agreement. The Owner Trustee is the "trustee"
                              referred to in the Prospectus.

TRUST AGENT:                  [________________], as agent of the Trust and the Owner Trustee under the Trust Agreement.

CLOSING DATE:                 On or about _____________________.

THE NOTES:                    The Trust will issue the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4
                              Notes, as described on the cover page, pursuant to an indenture between the Trust and the Indenture
                              Trustee. The indenture is referred to in this Prospectus Supplement as the "INDENTURE". The Notes will be non-recourse obligations of the Trust and will be secured by certain assets of the Trust pursuant to the Indenture.

THE CERTIFICATES:             The Trust will issue the Certificates, as described on the cover page, pursuant to the Trust
                              Agreement. The Certificates will represent undivided beneficial ownership interests in the Trust.

THE RESIDUAL INTERESTS:       The Trust will issue certificates representing the Residual Interests in the Trust. The Residual
                              Interests are not offered for sale by this Prospectus Supplement.

TRUST PROPERTY:               The Trust's assets will include:

                                      - a pool of fixed rate motor vehicle retail installment sales contracts and installment loan agreements (the "CONTRACTS"), each of which was purchased from the Seller and each of which is secured by a new or used automobile, light-duty truck or van;

                                      - certain documents relating to the Contracts;

                                      - certain monies received with respect to the Contracts on or after the Cut-Off Date for such
                                        Contracts;

                                      - security interests in the financed vehicles and the rights to receive proceeds from claims on certain insurance policies covering the financed vehicles or the individual obligors under each related Contract;

                                      - all amounts on deposit in specified accounts (excluding any investment income credited to the Collection Account, which will be paid to the Servicer);

                                      - the right of the Seller to cause Onyx to repurchase certain Contracts under specified circumstances; and

                                      - all proceeds of the foregoing.

                              See "The Trust" in this Prospectus Supplement and "The Trusts" in the Prospectus.

                              Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property (excluding the Certificate Distribution Account) in favor of the Indenture Trustee, on behalf of the Noteholders, and for the benefit of [Insurer] in support of the obligations owing to [Insurer] under the Insurance
                              Agreement.

CONTRACTS:                    The Trust's main source of funds for making payments on the Securities will be collections on the
                              Contracts. The Trust will acquire certain Contracts with a total principal balance of $___________ as of _____________________. Such Contracts are referred to in this Prospectus Supplement as the "INITIAL
                              CONTRACTS" and _____________________ is referred to as the "INITIAL CUT- OFF DATE". The total principal balance of the Initial Contracts as of the Initial Cut-Off Date is referred to as the
                              "INITIAL CUT-OFF POOL BALANCE".

                              The Trust will acquire certain additional Contracts that have been or will be originated or purchased after the Initial Cut-Off Date but before _____________________. Such Contracts are referred to in this Prospectus Supplement as the "SUBSEQUENT CONTRACTS" and _____________________ is referred to as the "FINAL CUT-OFF DATE". The total principal balance of the Initial Contracts as of the Initial
                              Cut-Off Date and the Subsequent Contracts as of the Final Cut-Off Date, which will be approximately
                              $___________, is referred to as the "ORIGINAL POOL BALANCE". The "POOL BALANCE" as of any date is the aggregate principal balance of the Contracts as of such date, excluding those Contracts which have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer.

                              The Trust will acquire the Contracts from the Seller pursuant to a Sale and Servicing Agreement dated as of _____________________ (the "SALE AND SERVICING AGREEMENT").

                              The term "CUT-OFF DATE" as used in this Prospectus Supplement refers to the Initial Cut-Off Date for the Initial Contracts and the Final Cut-Off Date for the Subsequent Contracts.

                              As of the Initial Cut-Off Date, the Initial Contracts had the following characteristics:

                              Weighted average annual percentage rate:         ______%
                              Weighted average remaining term:                 ______ months
                              Contracts that allocate interest and
                                principal by the rule of 78's method
                                or the actuarial method:                       ____% (by Initial Cut-Off Pool Balance)
                              Contracts that allocate interest and
                                 principal by the simple interest method:      ____% (by Initial Cut-Off Pool Balance)
                              Contracts secured by new vehicles:               ____% (by Initial Cut-Off Pool Balance)
                              Contracts secured by used vehicles:              ____% (by Initial Cut-Off Pool Balance)
                              Contracts originated in California:*             ____% (by Initial Cut-Off Pool Balance)

                            * As of the Initial Cut-Off Date, the aggregate principal balances of Initial Contracts originated in any single state other than California did not exceed ____% of the Initial Cut-Off Pool Balance.

                              No Initial Contract has, and no Subsequent Contract will have, a scheduled maturity date later than
                              ________________.

                              Although the financial and other data for the Subsequent Contracts will differ somewhat from the descriptions of the Initial Contracts set forth above, the characteristics of the Contracts as a whole will not vary materially from the characteristics of the Initial Contracts. See "The Contracts" in
                              this Prospectus Supplement and in the Prospectus.

DISTRIBUTION DATE:            Interest and principal on the Notes and the Certificates will be payable on the 15th day of each month. If the 15th day of a month is not a business day, then the payment for that month will be made on the next succeeding business day. The first payment will be due on _____________________.

                              A business day is a day other than a Saturday, Sunday or other day on which commercial banks located in California or New York are authorized or required to be closed.

TERMS OF THE NOTES:

A.  INTEREST:                 Class A-1 Rate:  ______% per annum.
                              Class A-2 Rate:  ______% per annum.
                              Class A-3 Rate:  ______% per annum.
                              Class A-4 Rate:  ______% per annum.

                              Interest on the Notes will accrue monthly, as described under "Description of the Notes -- Payments of
                              Interest" in this Prospectus Supplement. Interest on the Notes will be calculated on the basis of a
                              360-day year of twelve 30-day months, with the exception of the Class A-1 Notes, with respect to which interest will be calculated on the basis of a 360-day year and the actual number of days in the related accrual period.

B. PRINCIPAL:                 The Trust will make payments of principal on the Notes monthly, on each Distribution Date, as described under "Description of the Notes -- Payments of Principal" and "Description of the Transfer
                              and Servicing Agreements - Distributions" in this Prospectus Supplement. No principal payments will be made on the Class A-

                              2 Notes until the Class A-1 Notes have been paid in full; no principal payments will be made on the
                              Class A-3 Notes until the Class A- 2 Notes have been paid in full; and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full.

                              The Trust must pay the outstanding principal amount of each class of Notes, to the extent not previously paid, by the Distribution Date occurring in the following months:

                                      CLASS             FINAL SCHEDULED DISTRIBUTION DATE
                                      -----             ---------------------------------
                                       A-1
                                       A-2
                                       A-3
                                       A-4

                              The final scheduled Distribution Dates set forth above are referred to in this Prospectus Supplement as the "FINAL SCHEDULED DISTRIBUTION DATES" for the Notes. We expect that the outstanding principal balance of each class of Notes will be paid in full earlier, and could be paid significantly earlier, than the Final Scheduled Distribution Date for such class, depending on a variety of factors.

C. MANDATORY PARTIAL
   REDEMPTION:                If the proceeds from the sale of the Securities is greater than the Original Pool Balance, we will partially redeem the Class A-1 Notes on the first Distribution Date in an amount equal to the excess of the proceeds over the Original Pool Balance.

TERMS OF THE CERTIFICATES:

A. INTEREST:                  Certificate Rate: ______% per annum.

                              Interest on the Certificates will accrue monthly, as described under "Description of the Certificates
                              -- Distributions of Interest" in this Prospectus Supplement. Distributions of interest on the
                              Certificates will be subordinated to payments of interest on the Notes on each Distribution Date. On the Final Scheduled Distribution Date for a class of Notes, interest on the Certificates will be subordinated to payments of principal then due on such class of Notes. See "Description of the
                              Certificates" in this Prospectus Supplement.

B. PRINCIPAL:                 We will not pay principal on the Certificates until all of the Notes have been paid in full. On the
                              Distribution Date that the Notes are paid in full, and on each succeeding Distribution Date, the Trust will make payments of principal on the Certificates monthly, as described under "Description of the
                              Certificates-- Distributions of Principal" and "Description of the Transfer and Servicing Agreements--
                              Distributions" in this Prospectus Supplement.

                              The Trust must pay the outstanding principal amount of the Certificates, to the extent not previously paid, by the Distribution Date occurring in ______________. This date is referred to in this
                              Prospectus Supplement as the "FINAL SCHEDULED DISTRIBUTION DATE" for the Certificates. We expect that the outstanding principal balance of the Certificates will be paid in full earlier, and could be paid significantly earlier, than the Final Scheduled Distribution Date for the Certificates, depending on a variety of factors.

OPTIONAL PURCHASE:            The Servicer may, but is not obligated to, purchase the Contracts on any Distribution Date on which the principal balance of the Contracts has declined to 10% or less of the Original Pool Balance. If the Servicer exercises this purchase option, all of the Notes then outstanding will be redeemed, and all of the Certificates then outstanding will be prepaid. See "Description of the Notes-- Optional
                              Redemption", "Description of the Certificates-- Optional Prepayment" and "Description of the Transfer
                              and Servicing Agreements-- Termination" in this Prospectus Supplement.

THE SPREAD ACCOUNT:           The Indenture Trustee will establish a segregated trust account, entitled "Spread Account - OT
                              1999-__, [________________], Indenture Trustee", for the benefit of the Securityholders and [Insurer]
                              (the "SPREAD ACCOUNT"). The Spread Account will be an asset of the Trust. The Securityholders will be afforded certain limited protection against losses on the Contracts by the establishment of the Spread
                              Account.

                              On each Distribution Date, the Indenture Trustee will deposit funds in the Spread Account up to a specified maximum amount, as described under "Description of the Transfer and Servicing Agreements --
                              Distributions" in this Prospectus Supplement. On each Distribution Date, funds will be withdrawn from the Spread Account to cover any shortfalls in amounts available to pay (i) the Servicing Fee and certain fees of the Indenture Trustee, the Owner Trustee and the Trust Agent, and (ii) interest and principal on the Securities. See "Description of the Transfer and Servicing Agreements -- Payment
                              Priorities of the Notes and the Certificates; The Spread Account" in this Prospectus Supplement.

THE INSURANCE POLICY:         On the Closing Date, [Insurer] will issue an insurance policy in favor of the Indenture Trustee, for the benefit of the Securityholders. The insurance policy issued by [Insurer] is referred to in this
                              Prospectus Supplement as the "POLICY", and the insurance agreement pursuant to which the Policy is issued is referred to as the "INSURANCE AGREEMENT". Further, the Policy is a "SECURITY INSURANCE
                              POLICY" as referred to in the Prospectus.

                              Pursuant to the Policy, [Insurer] will irrevocably and unconditionally guarantee timely payment of interest and ultimate payment of principal due on the Notes and the Certificates, as described under
                              "The Policy" in this Prospectus Supplement. [Insurer]'s obligations under the Policy will be discharged to the extent that amounts due under the Policy are received by the Indenture Trustee, whether or not such amounts are properly applied by the Indenture Trustee.

                              For a description of [Insurer], see "Description of the Insurer" in this Prospectus Supplement.

SERVICING FEE:                The Servicer will be responsible for managing, administering, servicing, and collecting on the
                              Contracts. As compensation for its services, the Servicer will receive a Servicing Fee and other amounts, as described in this Prospectus Supplement under "Description of the Transfer and Servicing
                              Agreements -- Servicing Fee".

FEDERAL INCOME TAX STATUS:    In the opinion of Andrews & Kurth L.L.P., for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

                              See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

ERISA CONSIDERATIONS:         Subject to the considerations discussed under "ERISA Considerations" in this Prospectus Supplement and in the Prospectus, the Notes are eligible for purchase by employee benefit plans that are subject to
                              ERISA. However, neither an employee benefit plan subject to ERISA or Section 4975 of the Internal
                              Revenue Code of 1986 nor an individual retirement account is eligible to purchase the Certificates.
                              See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

LEGAL INVESTMENT:             The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATING:                       At the Closing Date, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
                              ("Standard & Poor's"), and Moody's Investors Service, Inc. ("Moody's) will rate the Notes and the
                              Certificates in the highest rating category for such securities. The ratings of the Notes and the
                              Certificates will be based substantially on the issuance of the Policy by [Insurer]. See "Risk Factors
                              -- Rating" in this Prospectus Supplement.

REGISTRATION OF THE
    SECURITIES:               Initially, the Securities will be in the form of one or more certificates registered in the name of
                              Cede & Co., as the nominee of The Depository Trust Company. If you acquire an interest in the Notes or the Certificates through The Depository Trust Company, you will not be entitled to receive a definitive security, except in the event that definitive securities are issued in certain limited circumstances. See "Description of the Securities -- Book- Entry Registration" and "-- Definitive
                              Securities" in the Prospectus.

                                  RISK FACTORS

        You should consider the following risk factors (as well as the other factors described under the heading "Risk Factors" in the Prospectus) before deciding to purchase the Securities.

LIMITED OPERATING HISTORY OF ONYX

        Onyx purchased the majority of the Contracts from dealers. Onyx, or a subsidiary of Onyx, originated the remainder of the Contracts. In the origination of Contracts, Onyx and its subsidiaries applied credit underwriting criteria established by Onyx. In February 1994, Onyx began its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has performance data for only a relatively short period with respect to the motor vehicle retail installment sales contracts it purchases and originates. As the portfolio of contracts purchased and originated by Onyx and its subsidiaries matures, delinquency percentages and loan losses may increase.

        With its limited operating history, Onyx is subject to all of the risks inherent in a relatively new business enterprise. As Onyx expands its operations in the United States, it must, among other things, continue to attract, retain and motivate qualified personnel, support and grow its auto lending and contract servicing business, maintain its existing relationships with automobile dealers, and develop new relationships with dealers.

        Onyx experienced operating losses from its inception through December 31, 1995. Onyx's operating losses and net income for the years ended December 31, 1994 through December 31, 1998, and for the ___ months ended ________, are set forth below:

               YEAR ENDED                     (OPERATING LOSS)/NET INCOME
            -----------------                 ---------------------------
            December 31, 1994                       $(3.5 million)
            December 31, 1995                        (3.2 million)
            December 31, 1996                         6.1 million*
            December 31, 1997                         1.3 million*
            December 31, 1998                         6.1 million*
            ___ Months Ended                         __.__ million

-------------

* As required by the Financial Accounting Standards Board's Special Report,
  "A Guide to Implementation of Statement 125 on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, Second Edition," dated December 1998, and related guidance set forth in statements made by the staff of the Securities and Exchange Commission on December 8, 1998, Onyx has retroactively changed its practice of measuring and accounting for credit enhancement assets on its securitization transactions to the cash-out method from the cash-in method. As a result, Onyx, on January 26, 1999, announced a restatement of its financial statements for the years ended December 31, 1996 and 1997, and for the first three quarters of 1998. Onyx had previously reported net income of $7.7 million and $2.6 million for the years ended December 31, 1996 and 1997, respectively.

LIMITED LIQUIDITY

        There is currently no secondary market for the Securities. Each of [Underwriters] currently intends to participate in making a secondary market in the Securities, but neither is under any obligation to do so. We cannot assure you that a secondary market for the Securities will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your Securities.

MATURITY AND PREPAYMENT CONSIDERATIONS

        Any full prepayments and repurchases of the Contracts can reduce the weighted average life of the Contracts and the aggregate interest received by the Securityholders over the life of the Securities. All full and partial prepayments on Simple Interest Contracts and all full prepayments on Precomputed Contracts will be paid to

Securityholders on the Distribution Date immediately following the calendar month in which such prepayments are received. Accordingly, such prepayments will shorten the average life of such Contracts, and, therefore, of the Securities. Partial prepayments on Precomputed Contracts are treated as payments in advance and, accordingly, will not affect the average life of the Contracts. The obligors can prepay the Contracts in full at any time without penalty. See "Maturity and Prepayment Considerations" in this Prospectus Supplement and in the Prospectus regarding the effects of prepayments on the weighted average life of the Contracts.

        The rate of payment of principal on each class of Notes and the Certificates depends primarily on the rate of payments (including prepayments) on the principal balance of the Contracts. As a result, final payment on any class of Notes could occur significantly earlier than the applicable Final Scheduled Distribution Date.

        Onyx cannot predict the actual prepayment rates that will occur on the Contracts in either stable or changing interest rate environments. See "-- Limited Operating History of Onyx". Moreover, many other factors will affect the amount and timing of payments of principal on each class of Securities. The factors include:

                - the level of delinquencies, defaults and losses on the
                  Contracts;

                - the payment of any principal on the Notes on an accelerated basis; and

                - the payment of any accelerated amounts on the Notes or the
                  Certificates following an event of default under the Indenture.

You will bear all the reinvestment risks relating to prepayments on the Contracts and resulting from distributions of principal on the Securities. Such reinvestment risks include the possibility that you may not be able to reinvest such distributions of principal in alternative comparable investments having similar yields. See "Maturity and Prepayment Considerations" in this Prospectus Supplement and in the Prospectus.

ADEQUACY OF CREDIT ENHANCEMENT

        The Policy provided by [Insurer] will provide credit enhancement for the Notes and the Certificates. Additional credit enhancement, which will be used prior to the Policy, will be provided by the following:

                - in the case of the Notes, the subordination of the
                  Certificates to the Notes;

                - the excess, if any, of (i) the amount of interest collected on the Contracts in each collection period over (ii) the amount of interest accruing and payable on the Notes and the Certificates on the related Distribution Date (plus certain fees of the Servicer, the Indenture Trustee, the Owner Trustee and the Trust Agent payable on such Distribution Date); and

                - amounts available in the Spread Account, as described under
                  "Description of the Transfer and Servicing Agreements -- Payment Priorities of the Notes and Certificates; The Spread Account" and "-- Withdrawals from the Spread Account" in this Prospectus Supplement.

        If the Contracts experience higher rates of delinquencies, defaults and losses than initially anticipated in connection with the rating of the Securities, amounts available from the additional credit enhancement may not be adequate to cover the delays or shortfalls in distributions to you that result from such higher rates of delinquencies, defaults and losses. If the amounts available from the additional credit enhancement are inadequate, you will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the Contracts, unless such delays or losses are covered by the Policy and paid by [Insurer] as described herein. The Policy guarantees payment of principal of each class of Notes and of the Certificates only on the applicable Final Scheduled Distribution Date.

        In addition, the amount required to be maintained in the Spread Account is subject to change as described under "Description of the Transfer and Servicing Agreements -- Payment Priorities of the Notes and Certificates; The Spread Account" in this Prospectus Supplement.

PRIORITY OF PAYMENTS; SUBORDINATION

        No principal will be paid to the holders of Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, with the exceptions noted herein if an event of default under the Indenture occurs. No principal will be paid to the holders of the Class A-3 Notes or the Class A-4 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, with the exceptions noted herein if an event of default under the Indenture occurs. No principal will be paid to the holders of the Class A-4 Notes until the principal amount of the Class A-3 Notes has been reduced to zero, with the exceptions noted herein if an event of default under the Indenture occurs. Because payments of principal will be applied first to the Class A-1 Notes, then to the Class A-2 Notes, then to the Class A-3 Notes, and then to the Class A-4 Notes, in the event [Insurer] defaults under the Policy after one or more classes of Notes have been fully or partially repaid and before the other classes of Notes with a higher numerical designation have been fully repaid, delinquencies, defaults and losses experienced on the Contracts will have a disproportionately greater effect on the Notes with a higher numerical designation.

        Distributions of interest on the Certificates will be subordinated in priority of payment to interest due on the Notes and, on the Final Scheduled Distribution Date for a class of Notes, to principal then due on such class of Notes. Distributions of principal on the Certificates will be subordinated to payment of interest and principal due on the Notes. Consequently, the Certificateholders will not receive any interest on a Distribution Date until the full amount of interest on the Notes due on such Distribution Date has been paid and, if such Distribution Date is on or after the Final Scheduled Distribution Date for a class of Notes, until all principal of such class of Notes has been paid in full. No principal will be distributed on the Certificates until all of the Notes have been paid in full.

        In the event of a default by [Insurer], the Certificates will be more sensitive than the Notes to delinquencies, defaults and losses experienced on the Contracts. See "Description of the Notes - Payments of Principal" in this Prospectus Supplement.

GEOGRAPHIC CONCENTRATION

        Economic conditions in the states where the obligors under the Contracts live and work may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Contracts. Initial Contracts representing approximately ______% of the Initial Cut-Off Pool Balance were originated in California. As of the Initial Cut-Off Date, the aggregate principal balances of Initial Contracts originated in any single state other than California did not exceed ______% of the Initial Cut-Off Pool Balance. The geographic concentration of all of the Contracts as of the Closing Date will be substantially similar to that of the Initial Contracts. Adverse economic conditions or other factors particularly affecting California or other states in which the Contracts are geographically concentrated might adversely affect the performance of the Contracts. See "The Contracts -- Geographic Concentration of the Initial Contracts" in this Prospectus Supplement.

LIMITED ASSETS

        The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts. You must rely upon payments on the Contracts, amounts, if any, on deposit in the Spread Account, and payments of claims made under the Policy for repayment of the Securities.

        The Policy will guarantee (i) shortfalls in the payment of accrued interest on each Distribution Date and (ii) the ultimate repayment of principal on the Final Scheduled Distribution Date with respect to each Security. However, if [Insurer] defaults in its obligations under the Policy, the Trust will have to depend solely on collections on the Contracts and amounts, if any, on deposit in the Spread Account to make payments then due on the Notes or the Certificates. See "Description of the Insurer" and "The Policy" herein.

RATING

        On the Closing Date, the Notes and Certificates will be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Any rating agency rating the Notes or Certificates may lower or withdraw its rating if, in the sole judgment of the rating agency, circumstances in the future so warrant. For example, the downgrading of the rating of [Insurer] may affect the ratings on the Securities. We cannot predict with certainty what effect any revision or withdrawal of a rating of the Notes or Certificates may have on the liquidity or market value of the Notes or Certificates. The ratings of the Notes and Certificates address the likelihood of timely payment of accrued interest, and ultimate payment of principal on the applicable Final Scheduled Distribution Dates, which are guaranteed by [Insurer] pursuant to the Policy. The ratings of the Notes and the Certificates are substantially based on the issuance of the Policy by [Insurer], and are dependent on the rating of [Insurer]. See "Description of the Insurer" herein for a description of [Insurer]'s rating.

INDENTURE EVENTS OF DEFAULT; CONTROL BY [INSURER] AND NOTEHOLDERS

        Either the Indenture Trustee or the Noteholders can declare an event of default under the Indenture if [Insurer] has defaulted in its obligations under the Policy and continues to be in default. Prior to a default by [Insurer], only [Insurer] can declare an event of default under the Indenture. [Insurer] can only declare an event of default under the Indenture by delivery of notice of the default to the Indenture Trustee.

        If an event of default under the Indenture occurs and [Insurer] is not in default under the Policy, [Insurer] may, but is not obligated to, declare that the Notes become immediately due and payable. In such instance, MBIA will have the right to control the exercise of remedies available with respect to such event of default, including the right to direct the Indenture Trustee to liquidate the property of the Trust, in whole or in part, on any date or dates following the acceleration of the Notes due to such event of default. Such liquidation will result in redemption, in whole or in part, of the Securities. [Insurer] may not, however, cause the Indenture Trustee to liquidate the property of the Trust, in whole or in part, if the proceeds of such liquidation would not be enough to pay all outstanding principal and accrued interest on the Notes. Following an event of default under the Indenture, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policy for any shortfalls in amounts needed to make payments or distributions of guaranteed amounts on the Notes and the Certificates. However, in such event, [Insurer], at its sole option, may elect to pay all or any portion of the outstanding amount of the Securities, plus accrued interest to the date of payment.

        If an event of default under the Indenture occurs and [Insurer] is in default under the Policy, the holders of at least 662/3% of the principal amount of the Notes then outstanding will be able to declare that the Notes become immediately due and payable. In such instance, the holders of at least 662/3% of the principal amount of the Notes will have the right to control the exercise of remedies available with respect to such event of default, including the right to direct the Indenture Trustee to liquidate the property of the Trust. However, such Noteholders may not direct the Indenture Trustee to liquidate the property of the Trust, in whole or in part, unless either:

                (a) [Insurer] has failed to make a payment required under the Policy and the event of default under the Indenture is a result of (i) a default in the payment of any principal on the Final Scheduled Distribution Date for a class of Notes or a default of at least five days in the payment of any interest on any Notes (a "PAYMENT DEFAULT") or (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust (a "TRUST BANKRUPTCY EVENT"); or

                (b) [Insurer] has made all required payments under the Policy, the event of default is not a Payment Default or a Trust Bankruptcy Event and either:

                        (i) the proceeds of a liquidation of the Trust Property
                will be sufficient to pay all outstanding principal of the Notes and the Certificates, together with accrued interest, and all amounts due to [Insurer] under the Insurance Agreement; or

                        (ii) holders of Certificates evidencing 100% of the
                outstanding principal amount of the Certificates consent to such liquidation of the Trust Property and all amounts owing to [Insurer] under the Insurance Agreement will be paid in connection with such liquidation.

In the event of a sale of the Contracts as described in clause (b) above, the Policy will not be available to cover losses to Securityholders resulting from the liquidation of the Trust Property. The Policy will be terminated, and [Insurer] will have no further obligation to make any payment thereunder.

        If (i) an event of default under the Indenture occurs because of a Payment Default or a Trust Bankruptcy Event and (ii) [Insurer] is in default under the Policy because of a failure to make a payment under the Policy, then holders of at least 66 2/3% of the principal amount of the Notes then outstanding may cause a sale of the Contracts without the consent of any of the holders of Certificates. In determining whether or not to cause a sale of the Contracts, the Noteholders do not need to consider whether the proceeds of such sale will be sufficient to pay any portion of the principal and accrued interest payable on the Certificates. Upon such a sale of the Contracts by the Indenture Trustee, if the proceeds from such sale and any amounts on deposit in the Spread Account and the Collection Account are not sufficient to pay all the Notes in full, then:

                - the amount of principal paid to Noteholders will be reduced;

                - no proceeds or amounts will be distributed to the
                  Certificateholders; and

                - the Noteholders and the Certificateholders will incur a loss on their investment.

If the proceeds from the sale and amounts available in the Spread Account and the Collection Account are sufficient to pay all the Notes in full but are not sufficient to pay both the Notes and the Certificates in full, then:

                - the amount of principal distributed to Certificateholders will be reduced; and

                - the Certificateholders will incur a loss on their investment.

See "Description of the Notes -- Indenture Events of Default" in this Prospectus Supplement.

SERVICER DEFAULT

        If the Servicer is in default under the Sale and Servicing Agreement, only [Insurer] may terminate the Servicer for such default, unless [Insurer] is in default under the Policy. If the Servicer is in default under the Sale and Servicing Agreement and [Insurer] is in default under the Policy, the holders of at least 25% of the principal amount of the Notes then outstanding, or the Indenture Trustee acting only on behalf of the Noteholders (and without regard to the interests of the Seller or the Certificateholders), may terminate the Servicer. In such circumstances, the Certificateholders will not have the ability to remove the Servicer if the Servicer is in default until the Notes have been paid in full. In addition, if [Insurer] is in default under the Policy, the holders of at least 51% of the principal amount of the Notes then outstanding may waive certain defaults by the Servicer. The Noteholders are not required to consider the effect any such waiver would have on the Certificateholders. See "-- Certain Matters Regarding the Insurer" and "Description of the Transfer and Servicing Agreements -- Servicer Default; Rights Upon Servicer Default" in this Prospectus Supplement.

RISKS RELATING TO YEAR 2000 ISSUES

        Historically, many information technology systems were developed to recognize the year as a two-digit number, with the digits "00" being recognized as the year 1900. The year 2000 presents a number of potential problems for such systems, including potentially significant processing errors or failures. You could be adversely affected if the information technology systems of the Servicer are not fully year 2000 compliant and that non-compliance disrupts the collection or distribution of collections on the Contracts.

        Onyx has developed and is in the midst of executing a comprehensive plan designed to address the "year 2000" issue for its in-house and third party information technology applications. Last year, Onyx completed a detailed risk assessment of its various in-house and third party computer systems, business applications and other affected systems, formulated a plan for specific remediation efforts and began certain of such remediation efforts. Onyx assembled survey data from third party vendors and certain other parties with which Onyx communicates electronically to determine the compliance efforts being undertaken by these parties and to assess Onyx's potential exposure to any non-compliant systems operated by these parties. Onyx completed its remediation efforts during the third quarter of 1999, and is currently testing its in-house and third party systems and applications.

        Onyx currently expects that its year 2000 testing will be completed during the fourth quarter of 1999. Onyx believes that it has an effective plan in place to resolve the year 2000 issue in a timely manner. As noted above, Onyx has not yet completed all necessary processes of its year 2000 plan. Onyx plans to continuously monitor the status of completion of its year 2000 plan and, based on such information, will develop contingency plans as necessary.

        With respect to the year 2000 problem, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to timely payment of distributions, including principal and interest payments, to holders of Securities, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to its participating organizations, through which you will hold your Notes or Certificates, as well as computer systems of third party service providers. DTC has informed the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to impress upon them the importance of those services being year 2000 compliant and to determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

        In addition, DTC has stated that it is in the process of developing those contingency plans as it deems appropriate. If problems associated with the year 2000 problem were to occur with respect to DTC and the services described above, you could experience delays or shortfalls in payments due on the Notes and Certificates.

CERTAIN MATTERS REGARDING [INSURER]

        So long as [Insurer] is not in default under the Policy, it will have the right to exercise all rights, including voting rights, which the Securityholders are entitled to exercise pursuant to the Sale and Servicing Agreement, the Indenture and the Trust Agreement, without any consent of such Securityholders. However, [Insurer] cannot exercise such rights to amend the Sale and Servicing Agreement, the Indenture or the Trust Agreement, without the consent of each holder of a Note, Certificate or Residual Interest affected by such an amendment, in any manner that would:

                - reduce the amount of, or delay the timing of, collections of payments of monthly principal and interest on the Contracts or distributions required to be made on any Security;

                - adversely affect in any material respect the interests of the holders of any class of Notes or the Certificates; or

                - alter the rights of any such Securityholder to consent to such amendment.

        If [Insurer] is in default under the Policy, it cannot take any action under the Sale and Servicing Agreement, the Indenture or the Trust Agreement, to terminate the Servicer, or to control or direct the actions of the Trust, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or the Trust Agent pursuant to the terms of the Sale and Servicing Agreement, the Indenture or the Trust Agreement. Furthermore, the consent of [Insurer] will not be required with respect to any action (or waiver of a right to take action) to be taken by the Trust, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, the Trust Agent or the Securityholders; except that, the consent of [Insurer] is required at all times to amend the Sale and Servicing Agreement, the Indenture and the Trust Agreement.

                                    THE TRUST

GENERAL

        The Trust is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments and distributions on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

        The Trust's principal offices are in Wilmington, Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address listed below under "--The Owner Trustee."

THE OWNER TRUSTEE AND TRUST AGENT

        Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement, and is a Delaware banking corporation and its principal offices are located at E.A. Delle Donne Corporate Center, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, Attention: Corporate Trust Administration Department.

        Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by [________________], a New York banking corporation, in its capacity as Trust Agent under the Trust Agreement and the Sale and Servicing Agreement, including maintaining the Certificate Distribution Account and making distributions therefrom. However, upon the occurrence and continuation of an Insurer Default (as defined herein), the Trust Agent will resign and the Owner Trustee will assume the duties of the Trust Agent under the Trust Agreement and the Sale and Servicing Agreement.

        The liability of the Owner Trustee and the Trust Agent in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Owner Trustee and the Trust Agent set forth in the Trust Agreement and the Sale and Servicing Agreement.

TRUST PROPERTY

        The Trust Property will include, among other things, the following: (i) the Contracts, all of which will have been purchased from the Seller and are secured by financed vehicles, (ii) certain documents relating to the Contracts, including all servicing records in hard or electronic form, (iii) certain monies received with respect to the Initial Contracts on or after the Initial Cut-Off Date, (iv) certain monies received with respect to the Subsequent Contracts on or after the Final Cut-Off Date, (v) security interests in the financed vehicles and the rights to receive proceeds from claims on certain insurance policies covering the financed vehicles or the obligors, (vi) all amounts on deposit in the Collection Account, the Payment Account, the Note Distribution Account, the Certificate Distribution Account and the Spread Account, including all Eligible Investments credited to the Collection Account and the Spread Account (but excluding any investment income from Eligible Investments of funds credited to the Collection Account, which will be paid to the Servicer), (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances and (viii) all proceeds of the foregoing. The Trust Property will also include the rights of the Indenture Trustee under the Policy.

        Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property (excluding the Certificate Distribution Account) in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of [Insurer] Insurance Corporation ("[INSURER]" or the "INSURER") in support of the obligations owing to it under the Insurance Agreement.

                  THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE, ORIGINATION AND SERVICING OF MOTOR VEHICLE CONTRACTS

        Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobiles, light-duty trucks and vans ("MOTOR VEHICLE CONTRACTS"). Motor Vehicle Contracts in Onyx's portfolio are purchased by Onyx from dealers that originate such contracts, purchased by a subsidiary of Onyx from other parties that originate such contracts, or originated by a subsidiary of Onyx. Substantially all of the Contracts have been purchased by Onyx from new and used car dealers unaffiliated with Onyx and the Seller, and a limited number of the Contracts have been purchased or originated by subsidiaries of Onyx. At ______, 199__, Onyx had agreements with approximately ___ dealers, of which approximately ___% are franchised new car dealerships and approximately ___% are independent used car dealerships. All of the Contracts will have been sold to the Seller and then to the Trust. See "The Onyx Portfolio of Motor Vehicle Contracts -- Purchase and Origination of Motor Vehicle Contracts" in the Prospectus.

        Onyx, together with its subsidiaries, had acquired or originated Motor Vehicle Contracts totaling approximately $___ billion from commencement of operations through _________. As of _________, Onyx had amassed a servicing portfolio of approximately $___ billion. As of _______, approximately ____% of Onyx's servicing portfolio consisted of retail installment sale contracts and installment loan agreements secured by used motor vehicles, and ___% secured by new motor vehicles. As of ________, Onyx had total assets of approximately $____ million and stockholder's equity of $___ million.

DELINQUENCY AND LOAN LOSS INFORMATION

        The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of Motor Vehicle Contracts owned and serviced by Onyx on an annual basis commencing December 31, 1996. The tables include delinquency information relating to those Motor Vehicle Contracts that were purchased, originated, sold and serviced by Onyx. All of the Motor Vehicle Contracts were originally purchased by Onyx from dealers, or purchased or originated by a subsidiary of Onyx, in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance for only a limited time period with respect to the Motor Vehicle Contracts it purchases and originates and thus delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. See "Risk Factors" herein and in the Prospectus.

        With the continued expansion of Onyx in the eastern United States and the significant growth in Onyx's existing branches, Onyx undertook a project to centralize and improve its servicing and collection process. Onyx believes that a centralized group is efficient and effective, and assures that collection practices and policies are applied consistently throughout the company. Management continues to rely on the use of current technology such as predictive dialers utilizing an automated processing system for contacting delinquent borrowers. Onyx also has a payment system that allows electronic payment on delinquent accounts to be applied the same day as payment is sent or initiated by the borrower.

         DELINQUENCY EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                 AT DECEMBER 31,           AT DECEMBER 31,           AT DECEMBER 31,
                                      1996                      1997                      1998
                              --------------------      --------------------     ----------------------
                               AMOUNT         NO         AMOUNT         NO         AMOUNT         NO
                              --------      ------      --------      ------     ----------     -------
Servicing portfolio.........  $400,665      38,275      $757,277      73,502     $1,345,961     131,862
Delinquencies
  30-59 days(1)(2)..........  $  5,022         478      $ 11,902       1,211     $   26,410       2,766
  60-89 days(1)(2)..........  $  1,816         162      $  3,370         346     $    6,876         691
  90+ days(1)(2)............  $  1,279         111      $  3,743         316     $    4,790         455

                                    AT JUNE 30,                AT JUNE 30,
                                       1998                       1999
                              ---------------------     -----------------------
                                AMOUNT         NO         AMOUNT           NO
                              ----------     ------     ----------      -------
Servicing portfolio.........  $1,009,246     98,918     $1,729,338      169,309
Delinquencies
  30-59 days(1)(2)..........  $    9,041        921     $   21,800        2,294
  60-89 days(1)(2)..........  $    2,473        244     $    7,891          783
  90+ days(1)(2)............  $    3,552        332     $    7,130          673

Total delinquencies as
  a percent of servicing
            portfolio.......      2.03%       1.96%         2.51%       2.55%          2.83%       2.97%

Total delinquencies as
  a percent of servicing
            portfolio.......        1.49%      1.51%          2.13%        2.21%

----------

(1) Delinquencies include principal amounts only, net of repossessed inventory. Repossessed inventory as a percent of the servicing portfolio was 0.48%, 1.17% and 0.62% at December 31, 1996, 1997 and 1998, respectively, and 0.73%
    and 0.65%% at June 30, 1998 and 1999, respectively.

(2) The period of delinquency is based on the number of days payments are contractually past due.

          LOAN LOSS EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                           YEAR ENDED DECEMBER 31,                    SIX MONTHS ENDED JUNE 30,
                                                  ------------------------------------------        ----------------------------
                                                    1996            1997            1998               1998              1999
                                                  --------        --------        ----------        ----------        ----------
Number of Motor Vehicle Contracts
outstanding ................................        38,275          73,502           131,862            98,918           169,309
Period end outstanding .....................      $400,665        $757,277        $1,345,961        $1,009,246        $1,729,338
Average outstanding ........................      $311,340        $563,343        $1,023,237        $  875,657        $1,532,269
Number of gross charge-offs ................           987           2,161             3,761             1,756             2,862
Gross charge-offs ..........................       $ 5,789.2      $ 13,076.1      $   20,639.9      $    9,374.8      $   15,101.8
Net charge-offs(1) .........................       $ 5,066.1      $ 11,433.9      $   17,618.4      $    7,917.2      $   13,174.9
Net charge-offs as a percent of average
  outstanding ..............................          1.63%           2.03%             1.72%             1.81%             1.72%

----------

(1) Net charge-offs are gross charge-offs minus recoveries on Motor Vehicle contracts previously charged off.

                                  THE CONTRACTS

        All of the Contracts will have been purchased by the Seller from Onyx. Substantially all of the Contracts have been purchased by Onyx from new and used car dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts will have been purchased or originated by subsidiaries of Onyx (each such subsidiary, a "SELLING SUBSIDIARY"). See "The Onyx Portfolio of Motor Vehicle Contracts" herein and in the Prospectus. Each of the Contracts in the Trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the rule of 78's, actuarial or the simple interest method. Initial Contracts representing approximately _______% of the Initial Cut-Off Pool Balance allocate interest and principal in accordance with the rule of 78's or the actuarial method (the "PRECOMPUTED CONTRACTS"), and Initial Contracts representing approximately ______% of the Initial Cut-Off Pool Balance allocate interest in accordance with the simple interest method (the "SIMPLE INTEREST CONTRACTS"). See "The Contracts" in the Prospectus for a description of the rule of 78's method, the actuarial method and the simple interest method.

        The Contracts will have been selected from the Motor Vehicle Contracts in the portfolio of Onyx using the following criteria (the "ELIGIBILITY REQUIREMENTS"). No selection procedures will have been used with respect to the Contracts that are believed by Onyx or the Seller to be adverse to the Securityholders or [Insurer]. Initial Contracts representing approximately ______% of the Initial Cut-Off Pool Balance are secured by new vehicles, and Initial Contracts representing approximately ______% of the Initial Cut-Off Pool Balance are secured by used vehicles. The Seller may not substitute other Motor Vehicle Contracts for the Contracts at any time during the term of the Sale and Servicing Agreement.

        The Seller will represent that each Contract included in the Trust satisfies the following Eligibility Requirements:

        (a) Such Contract is secured by a new or used automobile, light-duty truck or van;

        (b) Such Contract has a remaining maturity as of the Cut-Off Date of not more than ___ months;

        (c) Such Contract has an original maturity of not more than ___ months;

        (d) Such Contract is a fully-amortizing fixed rate contract which provides for level scheduled monthly payments determined on the basis of the rule of 78's, actuarial or the simple interest method (except for the last payment, which may be minimally different from the level payments);

        (e) Such Contract is secured by a vehicle that as of the Cut-Off Date has not been repossessed without reinstatement;

        (f) Such Contract has no payment more than ___ days past due as of the Cut-Off Date;

        (g) Such Contract has a remaining principal balance as of the Cut-Off Date of at least $___________; and

        (h) As of the Cut-Off Date, the Seller has not received notice that the related obligor has filed for bankruptcy.

        Set forth below is certain data concerning the Initial Contracts as of the Initial Cut-Off Date which had an Initial Cut-Off Pool Balance of $___________. Data concerning all of the Contracts (both the Initial Contracts and the Subsequent Contracts) will be available to purchasers of the Securities at or before the initial delivery of the Securities and will be filed with the Securities and Exchange Commission on Form 8-K within 15 days after the initial delivery of the Securities. While the financial and other data for the Subsequent Contracts will differ somewhat from the data for the Initial Contracts, the characteristics of the Contracts as a whole will not vary materially from the characteristics of the Initial Contracts described below.

                      COMPOSITION OF THE INITIAL CONTRACTS

Aggregate principal balance......................................$___________
Number of Contracts...............................................___________
Average principal balance outstanding............................$___________
Average original amount financed.................................$___________
Original amount financed (range)...................___________ to ___________
Weighted average APR..................................................______%
APR (range)................................................______% to ______%
Weighted average original term....................................___________
Original term (range).......................................____ to ____ mos.
Weighted average remaining term........................................______
Remaining term (range)........................................___ to ___ mos.


                  DISTRIBUTION BY APRS OF THE INITIAL CONTRACTS

                                      NUMBER
                                        OF            % OF                        % OF INITIAL CUT-
                                      INITIAL        INITIAL       PRINCIPAL             OFF
    APR RANGE                        CONTRACTS      CONTRACTS       BALANCE         POOL BALANCE
    ---------                        ---------      ---------      ---------      -----------------
 0.000% to 7.000%...............
 7.001% TO 8.000%...............

 8.001% TO 9.000%...............
 9.001% TO 10.000%..............
10.001% TO 11.000%..............
11.001% TO 12.000%..............
12.001% TO 13.000%..............
13.001% TO 14.000%..............
14.001% TO 15.000%..............
15.001% TO 16.000%..............
16.001% TO 17.000%..............
17.001% TO 18.000%..............
18.001% TO 19.000%..............
19.001% TO 20.000%..............
20.001% TO 21.000%..............
21.001% and over................
          Totals................                     100.00%*                          100.00%*

----------------
* Percentages may not add to 100% because of rounding.

                GEOGRAPHIC CONCENTRATION OF THE INITIAL CONTRACTS

                                     NUMBER OF        % OF                          % OF INITIAL
                                      INITIAL        INITIAL       PRINCIPAL           CUT-OFF
                                     CONTRACTS      CONTRACTS       BALANCE         POOL BALANCE
                                     ---------      ---------      ---------      -----------------
Arizona.................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nevada..................
New Jersey..............
New Mexico..............
New York................
North Carolina..........
Ohio....................
Oklahoma................
Oregon..................
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Virginia................
Washington..............
Wisconsin...............
          Totals........                             100.00%*                          100.00%*

----------------
* Percentages may not add to 100% because of rounding.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

        The Contracts are or will be prepayable in full by the obligors at any time without penalty. See "Maturity and Prepayment Considerations" in the Prospectus regarding the effects of prepayments on the weighted average life of the Contracts. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal of the Contracts, final payment of any class of Notes or of the Certificates is expected to occur earlier, and could occur significantly earlier, than the respective Final Scheduled Distribution Date for such Securities.

        Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. In addition, the rate of payment of principal of each class of

Securities will be affected by the incidence of delinquencies, defaults and losses, by the application of the Accelerated Principal Distributable Amount to pay the principal of the Notes, and by any accelerated payments made on the Securities following an Indenture Event of Default. See "Risk Factors -- Maturity and Prepayment Considerations" herein.

                                 USE OF PROCEEDS

        The net proceeds of the initial sale of the Securities will be used by the Trust to purchase the Contracts from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in certain collateral accounts maintained for the benefit of the Securityholders and the Insurer. The net proceeds to be received by the Seller from the sale of the Contracts to the Trust will be used by the Seller to repay certain indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the Contracts and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of the Securities.

                            DESCRIPTION OF THE NOTES

        The Notes will be issued pursuant to the terms of the Indenture, a form of which will be filed with the Securities and Exchange Commission following the issuance of the Notes. The following summaries of certain terms of the Notes and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Notes and the Indenture. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The following summaries of certain terms of the Indenture supplement, and to the extent inconsistent therewith replace, the description of the general terms and provisions of the Indenture set forth under the heading "The Indenture" in the Prospectus, to which description reference is hereby made.

GENERAL

        The Notes of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Note of each class may be issued in a different denomination. Persons acquiring the Notes will hold their Notes through The Depository Trust Company ("DTC") in the United States, or Cedelbank or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Notes will initially be represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), as nominee of DTC, except as set forth below. The interests of holders of beneficial interests in the Notes (each a "NOTE OWNER") will be available for purchase in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until the Notes are issued in the form of Definitive Securities ("DEFINITIVE NOTES"), under the limited circumstances described herein, no Note Owner will be entitled to receive a certificate representing such person's interest in the Notes. All references herein to actions by Noteholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references herein to payments, distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Note Owners in accordance with DTC procedures. See "Description of the Securities -- Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

        Unless and until Definitive Notes have been issued, payments on each Distribution Date will be made through the facilities of DTC and the related "RECORD DATE" will be the business day prior to such Distribution Date. If Definitive Notes are issued, the related "RECORD DATE" will be the last day of the calendar month preceding such Distribution Date. The final payment of principal of and interest on each Note will be made only upon presentation and surrender of such Note at the office or agency of the Indenture Trustee maintained for that purpose.

PAYMENTS OF INTEREST

        Interest on the outstanding principal amount of each class of the Notes will accrue during the period from and including the prior Distribution Date (or in the case of the first Distribution Date from and including the Closing Date) to but excluding the applicable Distribution Date (each, an "INTEREST ACCRUAL PERIOD") at ______% per annum for the Class A-1 Notes, ______% per annum for the Class A-2 Notes, ______% per annum for the Class A-3 Notes and ______% per annum for the Class A-4 Notes (respectively, the "INTEREST RATES"). Interest will be payable to the Noteholders monthly on each related Distribution Date commencing ____________________. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months, with the exception of the Class A-1 Notes, with respect to which interest will be calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. Interest payments on the Notes will be made as described below under "Description of the Transfer and Servicing Agreements -- Distributions" herein.

PAYMENTS OF PRINCIPAL

        Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note Principal Distributable Amount as described below under "Description of the Transfer and Servicing Agreements - Distributions" herein.

        Principal payments on the Notes will be applied on each Distribution Date from the Note Distribution Account first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero, and fourth to the holders of the Class A-4 Notes until the principal amount of the Class A- 4 Notes has been reduced to zero. The Note Principal Distributable Amount for each Distribution Date will include an amount equal to the Accelerated Principal Distributable Amount for such Distribution Date, if any. See "Description of the Transfer and Servicing Agreements - Distributions" herein.

        After the principal amount of the Class A-4 Notes has been reduced to zero, the Regular Principal Distributable Amount will be allocated to the Certificates.

        The principal amount of each class of Notes, to the extent not previously paid, will be due on the related Final Scheduled Distribution Date for that class of Notes. The actual date on which the outstanding principal amount of any class of Notes is paid is expected to be earlier, and could be significantly earlier, than the Final Scheduled Distribution Date for such class based on a variety of factors, including the factors described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

MANDATORY PARTIAL REDEMPTION

        The Class A-1 Notes will be subject to mandatory partial redemption on the first Distribution Date if and to the extent that the amount of proceeds from the sale of the Securities exceeds the Original Pool Balance. In such event, the holders of Class A-1 Notes will receive, on the first Distribution Date, an amount paid in respect of principal equal to such excess.

OPTIONAL REDEMPTION

        Each class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date on which the principal balance of the Contracts has declined to 10% or less of the Original Pool Balance. The redemption price for each class of Notes will equal the unpaid principal amount of such class of Notes plus accrued and unpaid interest thereon at the applicable Interest Rate. Any such redemption will effect early retirement of each class of Notes. See "Description of the Transfer and Servicing Agreements -- Termination" herein.

THE INDENTURE TRUSTEE

        [________________] will be the Indenture Trustee. The Indenture Trustee is a New York banking corporation and its Corporate Trust Office is located at 450 West 33rd Street, 14th Floor, New York, New York 10001-2697, Attention:
Capital Market Fiduciary Services.

        The Indenture Trustee will have the rights and duties set forth under "Description of the Transfer and Servicing Agreements - The Trustee and the Indenture Trustee" in the Prospectus.

INDENTURE EVENTS OF DEFAULT

        "INDENTURE EVENTS OF DEFAULT" under the Indenture will consist of (i) a draw on the Policy; (ii) a default for five days or more in the payment of any interest on any Note; (iii) a default in the payment of any principal on the Final Scheduled Distribution Date for a class of Notes; (iv) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to the Trust by the Indenture Trustee or the Insurer, or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class; (v) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or the Insurer, or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust; provided, however that so long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Indenture Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Indenture Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of an Indenture Event of Default. The failure to pay principal on a class of Notes will not result in the occurrence of an Indenture Event of Default until the Final Scheduled Distribution Date for such class of Notes.

        Upon the occurrence of an Indenture Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to declare by written notice to the Issuer and the Indenture Trustee that the Notes become immediately due and payable. Upon the occurrence of an Indenture Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right to control the exercise of remedies available with respect to such Indenture Event of Default, including the right to direct the Indenture Trustee to maintain possession of the Trust Property or to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Indenture Event of Default as the Insurer, in its sole discretion, shall elect. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes. Following the occurrence of any Indenture Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policy for any shortfalls in amounts available to make payments or distributions of guaranteed amounts on the Notes and the Certificates. However, following the occurrence of an Indenture Event of Default (so long as an Insurer Default shall not have occurred and be continuing), the Insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon to the date of payment. See "The Policy" herein.

        If an Insurer Default has occurred and is continuing, upon the occurrence of an Indenture Event of Default, the holders of at least 662/3% of the principal amount of the Notes then outstanding may declare that the Notes become immediately due and payable. Also, in such event, the holders of at least 662/3% of the principal amount of the Notes will have the right to control the exercise of remedies available with respect to such Indenture Event of Default, including the right to direct the Indenture Trustee to maintain possession of the Trust Property or to liquidate the Trust Property in whole or in part; provided, however, that such Noteholders may not direct the Indenture Trustee to liquidate the Trust Property in whole or in part unless (a) the Indenture Event of Default has occurred because of a Payment Default or a Trust Bankruptcy Event, and in either case the Insurer shall have failed to make a payment required under the Policy in accordance with its terms or
(b)(i) an Indenture Event of Default has occurred other than as described in clause (a), (ii) the Insurer shall not have failed to make a payment required under the Policy in accordance with its terms and (iii) either (x) the proceeds of such sale will be sufficient to pay all outstanding principal and accrued interest of the Notes and the Certificates, and all amounts owing to the Insurer under the Insurance Agreement or (y) holders of Certificates evidencing 100% of the outstanding principal amount of the Certificates consent to such sale and all amounts owing to the Insurer under the Insurance Agreement will be paid in connection with such sale. In the event of a sale of the Contracts as described in clause (b) of the preceding sentence, the Policy will not be available to cover losses to Securityholders resulting from such sale and will be terminated and the Insurer will have no further obligation to make any payment thereunder. See "Risk Factors -- Indenture Events of Default; Control by Insurer and Noteholders" herein.

        "INSURER DEFAULT" shall mean the occurrence and continuance of any of the following events:

        (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

        (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

        (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                         DESCRIPTION OF THE CERTIFICATES

        The Certificates will be issued pursuant to the Trust Agreement, a form of which will be filed with the Securities and Exchange Commission following the issuance of the Certificates. The following summaries of certain terms of the Certificates and the Trust Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Certificates and the Trust Agreement. Where particular provisions of or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

        The "CERTIFICATE PRINCIPAL BALANCE" will equal $___________ (the "ORIGINAL CERTIFICATE BALANCE") on the Closing Date and on any date thereafter will equal the Original Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates.

        The Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a different denomination. Persons acquiring beneficial ownership interests in the Certificates will hold their Certificates through DTC in the United States, or Cedelbank or Euroclear in Europe, if they are participants of such systems, or individually through organizations which are participants in such systems. The Certificates will initially be represented by one or more certificates registered in the name of Cede, as nominee of DTC, except as set forth below. The interests of holders of beneficial interests in the Certificates (each, a "CERTIFICATE OWNER") will be available for purchase in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until the Certificates are issued in the form of Definitive Securities ("DEFINITIVE CERTIFICATES"), under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references herein to payments, distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Securities - Book-Entry Registration" and "- Definitive Securities" in the Prospectus.

        Unless and until Definitive Certificates have been issued, distributions on each Distribution Date will be made through the facilities of DTC and the related "RECORD DATE" will be the business day prior to such Distribution Date. If Definitive Certificates are issued, the related "RECORD DATE" will be the last day of the calendar month preceding such Distribution Date. The final distribution of principal of and interest on each Certificate will be made only upon presentation and surrender of such Certificate at the office or agency of the Trust Agent maintained for that purpose.

DISTRIBUTIONS OF INTEREST

        Interest on the Certificate Principal Balance will accrue during each Interest Accrual Period at the Certificate Rate and will be payable to Certificateholders monthly on each related Distribution Date commencing ____________________. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such amount at the Certificate Rate. Interest on the Certificates will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be made as described below under "Description of the Transfer and Servicing Agreements - Distributions" herein.

DISTRIBUTIONS OF PRINCIPAL

        No principal will be paid on the Certificates until the principal amount of all of the Notes have been paid in full. On each Distribution Date on and after the Notes have been paid in full, the Certificateholders will be entitled to distributions in an amount equal to the Certificate Percentage of the Regular Principal Distributable Amount, in each case calculated as described under "Description of the Transfer and Servicing Agreements - Distributions" herein. Distributions with respect to principal payments on the Certificates will be made as described below under "Description of the Transfer and Servicing Agreements -- Distributions" herein. The Accelerated Principal Distributable Amount will not be included in the Certificate Principal Distributable Amount.

        The remaining Certificate Principal Balance, to the extent not previously paid, will be payable on the Final Scheduled Distribution Date for the Certificates. The actual date on which the Certificate Principal Balance is reduced to zero is expected to be earlier, and could be significantly earlier, than the Final Scheduled Distribution Date for the Certificates based on a variety of factors, including the factors described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

OPTIONAL PREPAYMENT

        The Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date relating to an Optional Purchase. Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Principal Balance plus accrued and unpaid interest at the Certificate Rate. Any such distribution will effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements - Termination" herein.

PAYING AGENT

        Distributions of principal of and interest on the Certificates will be made by the Trust Agent or any paying agent or paying agents (each, a "PAYING AGENT") as the Owner Trustee may designate from time to time. [________________] will be designated as the initial Paying Agent with respect to the Certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

        The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements will be filed with the Securities and Exchange Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE CONTRACTS

        At the time of issuance of the Securities, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Contracts and the proceeds thereof, including its security interests in the financed vehicles. Each Contract will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement. Concurrently with such sale and assignment, the Trust will pledge the assets acquired by it to the Indenture Trustee pursuant to the Indenture, and the Notes and the Certificates will be delivered to the Underwriters against payment to the Seller of the net purchase price of the sale of the Securities. Pursuant to the applicable respective Purchase Agreements (as defined in the Prospectus), prior to the sale of the Contracts to the Trust and the issuance of the Securities, each Selling Subsidiary will sell and assign to Onyx such Selling Subsidiaries' entire interest in the Contracts, and Onyx will sell and assign to the Seller its entire interest in the Contracts. The Trust will pledge its rights under the Sale and Servicing Agreement to the Indenture Trustee as collateral for the Notes, and such rights may be enforced directly by the Indenture Trustee. See "Description of the Transfer and Servicing Agreements - Sale and Assignment of the Contracts" in the Prospectus.

THE ACCOUNTS

        THE COLLECTION, PAYAHEAD AND PAYMENT ACCOUNTS. The Collection Account and the Payahead Account referred to in the Prospectus under "Description of the Transfer and Servicing Agreements - The Collection Account and Eligible Investments" and "- Payahead Account" will be established by the Servicer and maintained by a financial institution acceptable to the Indenture Trustee and the Insurer in the name of the Indenture Trustee. The Indenture Trustee will establish and maintain an account, in the name of the Indenture Trustee (the "PAYMENT ACCOUNT"), into which amounts released from the Collection Account for distribution to Securityholders will be deposited prior to transfer of such amounts to the Distribution Accounts (as defined below).

        THE DISTRIBUTION ACCOUNTS. The Servicer will establish and maintain with the Indenture Trustee (i) an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Payment Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT") and
(ii) an account, in the name of the Trust Agent on behalf of the Certificateholders, in which amounts released from the Payment Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT" and, together with the Note Distribution Account, the "DISTRIBUTION ACCOUNTS").

        THE SPREAD ACCOUNT. The Spread Account will be established and maintained as described under "Description of the Transfer and Servicing Agreements -- Payment Priorities of the Notes and Certificates; The Spread Account" and "-- Withdrawals from the Spread Account" herein.

PAYMENTS ON CONTRACTS

        Net Collections on the Contracts will be deposited in or credited to the Collection Account within two business days of the receipt by the Servicer of payments from obligors. "NET COLLECTIONS" with respect to a Distribution Date and the related Collection Period will include: amounts received with respect to the Contracts in such Collection Period representing monthly installments of principal and interest ("Monthly P&I"), full prepayments and partial prepayments (pending transfer of partial prepayments on any Precomputed Contracts to the

Payahead Account), Net Liquidation Proceeds and Net Insurance Proceeds, any amounts deposited by Onyx or the Seller in the Collection Account to purchase Contracts because of certain material defects in documents related to the Contracts or certain breaches of representations or warranties regarding the Contracts made by the Seller in the Sale and Servicing Agreement that materially and adversely affect the interests of the Securityholders or the Insurer, any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants, and any amounts deposited by the Servicer in the Collection Account pursuant to an Optional Purchase. "NET LIQUIDATION PROCEEDS" are proceeds received by the Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision insurance policy related to a Contract (other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the Servicer of expenses recoverable under such policy. Partial prepayments of Precomputed Contracts are initially deposited in the Collection Account and are transferred to the Payahead Account on the Servicer Report Date.

DISTRIBUTIONS

        On the business day immediately preceding each Distribution Date, the Servicer will cause funds equal to the amount of Net Collections available with respect to such Distribution Date to be withdrawn from the Collection Account and deposited into the Payment Account. On each Distribution Date, the Indenture Trustee will apply the Net Collections on deposit in the Payment Account available with respect to the related Collection Period together with amounts, if any, withdrawn from the Spread Account or representing payment of the Policy Claim Amount as described herein, to make the following deposits and distributions in the following amounts and order of priority:

        (i) to the Servicer, the Servicing Fee, including any accrued and unpaid Servicing Fees with respect to one or more prior Collection Periods;

        (ii) to the Indenture Trustee, the Owner Trustee and the Trust Agent, any accrued and unpaid fees of the Indenture Trustee, the Owner Trustee and the Trust Agent, in each case to the extent such fees have not been previously paid by the Servicer;

        (iii) to the Note Distribution Account, the Note Interest Distributable Amount to be paid to the holders of the Notes at their respective Interest Rates;

        (iv) to the Note Distribution Account, if such Distribution Date is a Final Scheduled Distribution Date for any class of Notes, the Note Principal Distributable Amount to the extent of the remaining principal amount of such class of Notes, to be paid to the holders of such class of Notes;

        (v) to the Certificate Distribution Account, the Certificate Interest Distributable Amount, to be distributed to the holders of the Certificates;

        (vi) to the Note Distribution Account, from Net Collections remaining after giving effect to the reduction in Net Collections described in clauses (i) through (v) above, the remaining Note Principal Distributable Amount (after giving effect to the payment, if any, described in clause (iv) above), to be paid first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero, and fourth to the holders of the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;

        (vii) to the Certificate Distribution Account, if such Distribution Date is the Final Scheduled Distribution Date for the Certificates, the Certificate Principal Distributable Amount to the extent of the Certificate Principal Balance, to be distributed to the holders of the Certificates;

        (viii) to the Certificate Distribution Account, if such Distribution Date is not the Final Scheduled Distribution Date for the Certificates, after giving effect to the distributions described in clauses (i) through (vi) above, the remaining Certificate Principal Distributable Amount to the extent of the Certificate Principal Balance, to be distributed to the holders of the Certificates;

        (ix) to the Insurer, after giving effect to the distributions described in clauses (i) through (viii) above, any amounts, including the Premium (as defined in the Insurance Agreement), owing to the Insurer under the Insurance Agreement;

        (x) to the Spread Account, after giving effect to the described in clauses (i) through (ix) above, the amount, if any, required to increase the amount therein to the Spread Account Maximum for such Distribution Date; and

        (xi) any amounts remaining after distribution of the Accelerated Principal Distributable Amount as part of the Note Principal Distributable Amount, if applicable, will be deposited into the Spread Account and will be applied as described in the second paragraph under "Description of the Transfer and Servicing Agreements -- Withdrawals from the Spread Account" herein.

If the Notes are accelerated following an Indenture Event of Default, amounts collected will be applied first, to pay any unpaid Servicing Fee; second, to pay any accrued and unpaid fees of the Indenture Trustee, Owner Trustee and Trust Agent without preference or priority of any kind; third, to pay accrued interest on each class of Notes on a pro rata basis based on the interest accrued (including interest accrued on past-due interest) on each class of Notes; fourth, to pay principal on each class of Notes, on a pro rata basis based on the aggregate principal balance of each class of Notes, until the aggregate principal balance of each class of Notes is reduced to zero; fifth, to pay accrued interest on the Certificates (including interest on past due interest); sixth, to pay principal on the Certificates until the Certificate Principal Balance is reduced to zero; seventh, to pay amounts owing the Insurer under the Insurance Agreement; and eighth, to the Spread Account, to be applied in accordance with the Insurance Agreement.

        Amounts on deposit in the Spread Account on a Distribution Date will be available to make payments and distributions on such Distribution Date as described under "-- Withdrawals from the Spread Account" herein. Under the Policy, the Insurer is obligated to provide for payment to the Indenture Trustee on each Distribution Date of any Policy Claim Amount. In addition, on any Distribution Date, the Insurer may elect, in its sole discretion, to pay all or a portion of any shortfalls in the amount of Net Collections available to distribute the amounts described in clauses (vi) and (viii) of the preceding paragraph. See "The Policy" herein.

        For the purposes hereof, the following terms will have the following meanings:

        The "ACCELERATED PRINCIPAL COMMENCEMENT DATE" means the first Distribution Date on which (i) the Pool Balance on such Distribution Date is equal to or less than 15% of the Original Pool Balance, and (ii) the Spread Account Maximum (after giving effect to the distribution pursuant to clause (x) above on such Distribution Date) has been reached.

        The "ACCELERATED PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date occurring on or after the Accelerated Principal Commencement Date, the amount which would remain on deposit in the Payment Account for such Distribution Date after giving effect to distributions pursuant to clauses (i) through (x) above without regard to the inclusion of such amount as part of the Note Principal Distributable Amount. The Accelerated Principal Distributable Amount shall only be included in the Note Principal Distributable Amount until all of the Notes have been paid in full, and shall not be included in the Certificate Principal Distributable Amount at any time.

        The "AMOUNT FINANCED" means, with respect to a Contract, the aggregate amount advanced under such Contract toward the purchase price of the related financed vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, extended service and warranty contracts, and other items customarily financed as part of retail automobile installment sales contracts.

        The "CERTIFICATE DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount for such Distribution Date.

        The "CERTIFICATE INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the Certificate Interest Distributable Amount for the immediately preceding Distribution Date over the amount in respect of interest on the Certificates that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate for the Interest Accrual Period with respect to the Distribution Date for which such Certificate Interest Carryover Shortfall is being calculated; provided, however, that the Certificate Interest Carryover Shortfall for the first Distribution Date shall be zero.

        The "CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) an amount equal to the interest accrued during the related Interest Accrual Period at the Certificate Rate on the Certificate Principal Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal on or prior to such Distribution Date (or, in the case of the first Distribution Date, the original Certificate Principal Balance) and (ii) the Certificate Interest Carryover Shortfall for such Distribution Date.

        The "CERTIFICATE PERCENTAGE" means (i) for each Distribution Date prior to the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 0%, (ii) on the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, (a) 0% until the principal amount of the Class A-4 Notes has been reduced to zero and (b) with respect to any remaining portion of the Regular Principal Distributable Amount, 100%; and (iii) for each Distribution Date after the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 100%.

        The "CERTIFICATE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Certificate Principal Distributable Amount for such Distribution Date over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

        The "CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Certificate Percentage of the Regular Principal Distributable Amount for such Distribution Date and (ii) any outstanding Certificate Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Principal Balance. Notwithstanding the foregoing, the Certificate Principal Distributable Amount on the Final Scheduled Distribution Date for the Certificates shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Certificates to zero.

        A "COLLECTION PERIOD" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts, the Collection Period will be the period from but excluding the sixth business day preceding the immediately preceding Distribution Date to and including the sixth business day preceding such Distribution Date. With respect to the first Distribution Date, the "COLLECTION PERIOD" for Liquidated Contracts will be the period from and including the related Cut-Off Date to and including the sixth business day preceding such first Distribution Date.

        A "CRAM DOWN LOSS" means, with respect to a Contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Contract or otherwise modifying or restructuring the scheduled payments to be made on such Contract, an amount equal to (i) the excess of the Principal Balance of such Contract immediately prior to such order over the Principal Balance of such Contract as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Contract, the excess of the Principal Balance of such Contract immediately prior to such order over the net present value (using as the discount rate the higher of the annual percentage rate on such Contract or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

        A "DEFAULTED CONTRACT" with respect to any Collection Period is a Contract (i) which is, at the end of such Collection Period, delinquent in the amount of at least two monthly installments of Monthly P&I or (ii) with respect to which the related financed vehicle has been repossessed or repossession efforts with respect to the related financed vehicle have been commenced.

        A "LIQUIDATED CONTRACT" is a Contract that (i) is the subject of a full prepayment; (ii) is a Defaulted Contract with respect to which liquidation proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received and deposited in the Collection Account; (iii) is paid in full on or after its maturity date; or (iv) has been a Defaulted Contract for four or more Collection Periods and as to which liquidation proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period shall be deemed to be a Liquidated Contract and shall be deemed to have a balance of zero.

        The "NOTE DISTRIBUTABLE AMOUNT" will mean, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the
Note Interest Distributable Amount for such Distribution Date.

        The "NOTE INTEREST CARRYOVER SHORTFALL" will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Note Interest Distributable Amount for such class for the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such class on such preceding Distribution Date at the related Interest Rate for the related Interest Accrual Period; provided, however, that the Note Interest Carryover Shortfall for the first Distribution Date shall be zero.

        The "NOTE INTEREST DISTRIBUTABLE AMOUNT" will mean, with respect to any Distribution Date and a class of Notes, the sum of (i) an amount equal to the interest accrued during the related Interest Accrual Period at the related Interest Rate for such class of Notes on the outstanding principal amount of such class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such class of Notes) and (ii) the Note Interest Carryover Shortfall for such class of Notes for such Distribution Date.

        The "NOTE PERCENTAGE" means (i) for each Distribution Date prior to the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 100%; (ii) on the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, (a) 100% until the principal amount of the Class A-4 Notes has been reduced to zero and (b) with respect to any remaining portion of the Regular Principal Distributable Amount, 0%; and
(iii) for each Distribution Date after the principal amount of the Class A-4 Notes has been reduced to zero, 0%.

        The "NOTE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Note Principal Distributable Amount for such Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

        The "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Note Percentage of the Regular Principal Distributable Amount for such Distribution Date, (ii) the Accelerated Principal Distributable Amount, if any, for such Distribution Date and (iii) any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on the Final Scheduled Distribution Date for each class of Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the related class of Notes to zero.

        The "PRINCIPAL BALANCE" means, with respect to a Contract, as of any date, the Amount Financed under the terms of such Contract minus (i) that portion of Monthly P&I in respect of such Contract received on or prior to the end of the most recently ended Collection Period and allocable to principal as determined by the Servicer and (ii) any Cram Down Loss incurred in respect of such Contract on or prior to the end of the most recently ended

Collection Period. For purposes of this definition, allocations of Monthly P&I on each Contract by the Servicer shall be made in accordance with the terms of such Contract, in the case of a Simple Interest Contract, or in accordance with the Recomputed Actuarial Method, in the case of a Precomputed Contract.

        The "PURCHASE AMOUNT" means, with respect to a Purchased Contract, the Principal Balance of such Contract as of the date of purchase of such Contract plus accrued interest.

        A "PURCHASED CONTRACT" means a Contract that (i) has been purchased by Onyx or the Seller because of certain material defects in documents related to such Contract or certain breaches of representations and warranties regarding such Contract made by the Seller in the Sale and Servicing Agreement that materially and adversely affect the interests of the Securityholders or the Insurer, (ii) has been purchased by the Servicer because of certain breaches of servicing covenants or (iii) has been purchased by the Servicer in the event of an Optional Purchase.

        The "REGULAR PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Collection Period: (i) collections received on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal as determined by the Servicer, including full and partial principal prepayments (other than partial prepayments on Precomputed Contracts, representing amounts not due in such Collection Period, which will be deposited into the Payahead Account), (ii) the Principal Balance of all Contracts (other than Purchased Contracts) that became Liquidated Contracts during the related Collection Period, (iii) the Principal Balance as of the date of purchase of all Contracts that became Purchased Contracts as of the immediately preceding Record Date and
(iv) the aggregate amount of Cram Down Losses incurred during the related Collection Period.

PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE SPREAD ACCOUNT

        The rights of the Securityholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Servicer (to the extent that the Servicer has not been paid all Servicing Fees), the Indenture Trustee, the Owner Trustee and the Trust Agent (to the extent the Indenture Trustee, the Owner Trustee and the Trust Agent have not received accrued and unpaid fees from the Servicer). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "Description of the Transfer and Servicing Agreements
- Distributions" herein and the rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Noteholders, in each case to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal required to be paid to them, and to afford the Noteholders limited protection against losses in respect of the Contracts.

        The foregoing protection will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Contracts, and by the establishment of the Spread Account. The Spread Account will be a part of the Trust and will be a segregated trust account in the name of the Indenture Trustee and the Indenture Trustee will have a perfected security interest therein and in all amounts deposited in or credited to the Spread Account as well as all Eligible Investments made with such deposits and earnings. The Spread Account will be funded by the deposit therein of amounts pursuant to clauses (x) and (xi) under "-- Distributions" above.

        Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities and the Insurer and may be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on such investment will be charged to the Spread Account.

        The "SPREAD ACCOUNT MAXIMUM" for a Distribution Date means an amount calculated pursuant to the Insurance Agreement. The Spread Account Maximum may increase or decrease over time, without the consent of any of the Securityholders, as a result of floors, caps and triggers set forth in the Insurance Agreement. In addition, there can be no assurance that the Spread Account Maximum will be reached at any given time. Consequently, Securityholders should not rely on amounts on deposit or to be deposited in the Spread Account in evaluating the likelihood that the Securities will be repaid.

WITHDRAWALS FROM THE SPREAD ACCOUNT

        Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders, the Certificateholders and the Insurer. On each Distribution Date funds will be withdrawn from the Spread Account and deposited into the Payment Account to the extent that the sum of the amounts set forth in clauses (i) though (v) and (vii) under " -- Distributions" above with respect to such Distribution Date exceeds the amount of Net Collections available with respect to such Distribution Date. Funds will also be withdrawn from the Spread Account to reimburse the Insurer for any draws under the Policy with respect to any Preference Amount.

        If the amount on deposit in the Spread Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Spread Account Maximum for such Distribution Date, the Indenture Trustee will distribute any excess first, to the Insurer, to the extent of any amounts owing to the Insurer pursuant to the Insurance Agreement, then to the holders of the Residual Interests in the Trust. Upon any such distributions to the Insurer or the holders of the Residual Interests, the Securityholders will have no further rights in, or claims to, such amounts.

        None of the Securityholders, the Indenture Trustee, the Owner Trustee, the Trust Agent, the Seller, the Insurer or the holders of the Residual Interests will be required to refund any amounts properly distributed to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders. The obligations of the Insurer under the Policy will not be diminished or otherwise affected by any amounts distributed to the Insurer as described in the preceding paragraph.

LIST OF SECURITYHOLDERS

        The Indenture Trustee will furnish to the Servicer, the Insurer and the Seller, within 15 days after receipt by the Indenture Trustee of a written request therefor from the Servicer, the Insurer or the Seller, a list of the names and addresses of the Noteholders as of the most recent Record Date. Lists of current Noteholders will be provided to the Noteholders and lists of current Certificateholders will be provided to the Certificateholders as described in the Prospectus.

STATEMENTS TO SECURITYHOLDERS

        On each Distribution Date, the Indenture Trustee and the Trust Agent will include with each distribution to a Noteholder or a Certificateholder, as the case may be, a Distribution Date Statement setting forth for such Distribution Date the information described in the Prospectus under "Description of the Securities -- Statements to Securityholders" and the following information:

        (i) the amount on deposit in the Spread Account on such Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Distribution Date; and

        (ii) the amount of the withdrawal, if any, required to be made from the Spread Account by the Indenture Trustee, specifying as to whether such amount is to be (a) deposited into the Payment Account, (b) paid to the Insurer or (c) deposited into the Certificate Distribution Account for payment to the holders of Residual Interests in the Trust as described above under "-- Withdrawals from the Spread Account".

SERVICING FEE

        The Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Servicer shall be entitled to receive on each Distribution Date an amount equal to the product of one-twelfth of 1% per annum (the "SERVICING FEE RATE") multiplied by the Pool Balance as of the end of the Collection Period preceding the related Collection Period (the "SERVICING FEE"). As additional compensation, the Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments of funds credited to the Collection Account and the Payahead Account. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

        The Sale and Servicing Agreement requires the Servicer to use its best efforts to collect all payments called for under the terms and provisions of the Contracts. The Servicer, consistent with the foregoing, will be permitted, in its discretion, to waive certain charges and grant extensions as described under "Description of the Transfer and Servicing Agreements - Waivers and Extensions" in the Prospectus. The maturity date of a Contract, however, may not be extended more than 120 days past the originally scheduled maturity date, and in no event beyond the latest Final Scheduled Distribution Date for the Securities.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT

        The events which constitute a "SERVICER DEFAULT" under the Sale and Servicing Agreement will be those events described in the accompanying Prospectus under "Description of the Transfer and Servicing Agreements -- Servicer Default". Additionally, the occurrence of certain trigger events set forth in the Insurance Agreement will constitute a Servicer Default.

        Notwithstanding anything to the contrary set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default", upon the occurrence of a Servicer Default, unless an Insurer Default shall have occurred and be continuing, only the Insurer (and not the Indenture Trustee or the Noteholders) may terminate the Servicer under the Sale and Servicing Agreement, whereupon a successor servicer appointed by the Insurer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

        If an Insurer Default has occurred and is continuing, upon the occurrence of a Servicer Default, (i) if the Notes have not been paid in full, the holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes, acting together as a single class, or the Indenture Trustee, may terminate the Servicer under the Sale and Servicing Agreement without consideration of the effect such termination would have on the Certificateholders and (ii) if the Notes have been paid in full, the holders of Certificates evidencing not less than 25% of the outstanding principal amount of the Certificates may terminate the Servicer under the Sale and Servicing Agreement. The Certificateholders will not have the ability to remove the Servicer in the event both a Servicer Default and an Insurer Default have occurred and are continuing unless the Notes have been paid in full. Upon the termination of the Servicer by the Indenture Trustee, the Noteholders or the Certificateholders, as the case may be, the Indenture Trustee (or, if the Notes have been paid in full, a successor servicer appointed by the Owner Trustee acting at the direction of holders of Certificates evidencing not less than 51% of the outstanding principal amount of the Certificates) or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that the Indenture Trustee or Owner Trustee, as the case may be, will not be obligated to assume Onyx's obligations to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile, light duty truck and van receivables.

        Notwithstanding anything to the contrary set forth under "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default" in the Prospectus, upon the occurrence of a Servicer Default, unless an Insurer Default shall have occurred and be continuing, only the Insurer (and not the Noteholders or the Certificateholders) may waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payment from the Trust Accounts in accordance with the Sale and Servicing Agreement. No such waiver will impair the Insurer's or such Noteholder's or Certificateholder's rights with respect to subsequent Servicer Defaults. A Servicer Default in making any required deposits to or payment from the Trust Accounts in accordance with the Sale and Servicing Agreement may only be waived with the consent of both the Insurer (if no Insurer Default shall have occurred and be continuing) and the holders of 100% of the outstanding principal amount of the Notes or, if the Notes have been paid in full, the holders of 100% of the outstanding principal amount of the Certificates.

AMENDMENT

        The Sale and Servicing Agreement may be amended as described under "Description of the Transfer and Servicing Agreement -- Amendment" in the Prospectus.

        The Trust Agreement may be amended by the parties thereto, without the consent of the Securityholders, but with the consent of the Insurer, to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the Trust Agreement; provided that such action will not materially and adversely affect the interest of any such Securityholder or the holder of a Residual Interest (a "RESIDUAL INTERESTHOLDER"). Any amendment shall be deemed not to materially and adversely affect the interest of any Securityholder if the person requesting the amendment
(i) obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the Securities by such Rating Agency or (ii) an opinion of counsel to such effect. Any amendment shall be deemed not to materially and adversely affect the interest of any Residual Interestholder if the person requesting such amendment obtains an opinion of counsel to such effect, or 100% of the Residual Interestholders consent to such amendment. Subject to the rights of the Insurer described under "Risk Factors -- Certain Matters Regarding the Insurer", the Trust Agreement may also be amended by the parties thereto with the consent of
(i) for so long as the Notes are outstanding, the holders of Notes evidencing not less than 51% of the principal amount of such Notes then outstanding, acting together as a single class, (ii) if no Notes are outstanding, the holders of Certificates evidencing not less than 51% of the principal amount of such Certificates then outstanding, acting together as a single class and (iii) if such amendment materially and adversely affects the interests of the Residual Interestholders, with the consent of 51% of the Percentage Interests (as defined in the Trust Agreement) of the Residual Interests, and in any case with the consent of the Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of such Noteholders, Certificateholders or Residual Interestholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of the Noteholders, Certificateholders or Residual Interestholders or (ii) reduce the aforesaid percentage of the Noteholders, Certificateholders, or Residual Interestholders which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes, Certificates or Residual Interests, as the case may be.

TERMINATION

        The obligations of the Servicer, the Seller, the Owner Trustee and Indenture Trustee with respect to the related Securityholders pursuant to the Trust Agreement, Sale and Servicing Agreement or Indenture will terminate as described under "Description of the Transfer and Servicing Agreements - Termination" in the Prospectus, and as set forth below.

        In order to avoid excessive administrative expenses, the Servicer will be permitted at its option to purchase (an "OPTIONAL PURCHASE") the remaining Contracts from the Trust on any Distribution Date as of which the Pool Balance has declined to 10% or less of the Original Pool Balance at a price equal to the greater of (i) the sum of (x) the Pool Balance on the date of repurchase plus
(y) accrued and unpaid interest on the Contracts and (ii) the sum of (x) the aggregate unpaid principal amount of the Securities, plus (y) accrued and unpaid interest thereon, plus (z) all amounts due to the Insurer under the Insurance Agreement.

        The Trust Agent and Indenture Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at the office or agency of the related trustee specified in the notice of termination. Any funds remaining in the Trust, after such trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

        Any outstanding Notes will be redeemed concurrently with any Optional Purchase described above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates.

PAYMENT IN FULL OF NOTES

        Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided therein.

CERTAIN MATTERS RELATING TO THE INSURER

        Notwithstanding any provision in the Prospectus to the contrary, in the event an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under the Sale and Servicing Agreement, the Indenture or the Trust Agreement, to terminate the Servicer, or to control or direct the actions of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee pursuant to the terms of the Sale and Servicing Agreement, the Indenture or the Trust Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, the Noteholders, the Certificateholders or the Residual Interestholders; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of the Sale and Servicing Agreement, the Indenture or the Trust Agreement.

                                   THE POLICY

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each Policy Claim Amount will be received by the Indenture Trustee, or its successors, as trustee for the Owners, on behalf of the Owners from the Insurer, for distribution by the Indenture Trustee, to each Owner of each Owner's proportionate share of the Policy Claim Amount. The Insurer's obligations under the Policy with respect to a particular Policy Claim Amount will be discharged to the extent funds equal to the applicable Policy Claim Amount are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Payments of Policy Claim Amounts will be made only at the time set forth in the Policy. The Policy will not guarantee payments of principal on any class of Notes or on the Certificates other than the payment of the outstanding principal amount of a class of Notes or of the Certificates on the Final Scheduled Distribution Date for such class of Notes or the Certificates, and will not guarantee payment of any Accelerated Principal Distributable Amount or any amounts which become due on an accelerated basis as a result of (a) a default by the Trust, (b) the occurrence of an Indenture Event of Default under the Indenture, or (c) any other cause. The Insurer may elect, in its sole discretion, to pay in whole or in part such principal due upon acceleration. The Insurer may elect, in its sole discretion, to pay all or a portion of certain shortfalls of funds available to make distributions of principal on the Notes or the Certificates on a Distribution Date, as described under "Description of the Transfer and Servicing Agreements" herein.

        The Insurer will pay any Policy Claim Amount that is a Preference Amount (as defined below) on the business day following receipt by the fiscal agent of the Insurer (the "FISCAL AGENT") of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of each Owner relating to or arising under the Securities against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such business day, they will be deemed to be received on the following business day. Such payments will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on such Securities to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to such Owner.

        The Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Note Interest Distributable Amount, Certificate Interest Distributable Amount, or outstanding principal amount in respect of a class of Notes or of the Certificates for which such Distribution Date is the Final Scheduled Distribution Date is due or the second business day following receipt in New York, New York on a business day by the Fiscal Agent, of a notice specifying the Policy Claim Amount which will be due and owing on such Distribution Date; provided, that if such notice is received after 12:00 noon New York City time on such business day, it will be deemed to be received on the following business day. If any such notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy it will be deemed not to have been received by the Fiscal Agent, and the Insurer or the Fiscal Agent, as the case may be, will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

        Policy Claim Amounts due under the Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Policy Claim Amount less, in respect of Policy Claim Amounts including Preference Amounts, any amount held by the Indenture Trustee for the payment of such Policy Claim Amount and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent will in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

        Subject to the terms of the Indenture, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Securities to the extent of any payment by the Insurer under the Policy.

        As used herein, the following terms have the following meanings:

        "DEFICIENCY AMOUNT" means as of any Distribution Date, the amount by which (i) the sum of the amounts set forth in clauses (i) though (v) and (vii) under "Description of the Transfer and Servicing Agreements -- Distributions" with respect to such Distribution Date exceeds (ii) the amount of Net Collections available with respect to such Distribution Date and the amount on deposit in the Spread Account as of such Distribution Date.

        "OWNER" means (i) each Noteholder who, on the applicable Distribution Date, is entitled under the terms of the related Note to distribution thereunder and (ii) each Certificateholder who, on the applicable Distribution Date, is entitled under the terms of the related Certificate to distribution thereunder.

        "POLICY CLAIM AMOUNT" means, with respect to each Distribution Date, the sum of (i) the Deficiency Amount for such Distribution Date and (ii) the Preference Amount for such Distribution Date.

        "PREFERENCE AMOUNT" means any amount previously distributed to an Owner in respect of the Securities that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to Onyx, the Seller or the Trust pursuant to the United Stated Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of law principles thereof. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

        The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the latest Final Scheduled Distribution Date of the Securities.

                           DESCRIPTION OF THE INSURER

        The Insurer is domiciled in the State of ________________ and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. State laws regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

        The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 199__ and December 31, 199__ and for each of the three years in the period ended December 31, 199__, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of [Insurer] for the year ended December 31, 199__ and the consolidated financial statements of the Insurer and its subsidiaries as of ___________________ and for the ______ month periods ended __________________
and ____________________ included in the Quarterly Report on Form 10-Q of [Insurer] for the period ended ____________________, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

        All financial statements of the Insurer and its subsidiaries included in documents filed by [Insurer] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

        The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                    SAP
                                   ------------------------------------
                                   December 31, 199
                                   -----------------    ---------------
                                       (Audited)          (Unaudited)
                                               (In Millions)
Admitted Assets...............
Liabilities...................
Capital and Surplus...........


                                                    GAAP
                                   ------------------------------------
                                   December 31, 199
                                   -----------------    ---------------
                                       (Audited)          (Unaudited)
                                               (In Millions)
Assets........................
Liabilities...................
Shareholder's Equity..........

        Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 199__ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is ______________________________. The telephone number of the Insurer is
_________________.

        The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer set forth under the heading "Description of the Insurer".

Additionally, the Insurer makes no representation regarding the Securities or the advisability of investing in the Securities.

        THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

        Moody's Investors Service, Inc. rates the financial strength of the Insurer "Aaa".

        Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Insurer "AAA".

        Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Insurer "AAA".

        Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation of the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold the Securities and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Securities. The Insurer does not guarantee the market price of the Securities nor does it guarantee that the ratings on the Securities will not be revised or withdrawn.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Andrews & Kurth L.L.P. for federal income tax purposes the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

        Certificateholders who are tax-exempt entities or non-U.S. persons will have tax consequences that may be considered adverse by such holders. See "Certain Federal Income Tax Consequences -- Trusts for Which a Partnership Election is Made -- Tax Consequences to Holders of the Certificates -- Partnership Taxation" and "-- Tax Consequences to Foreign Certificateholders" in the Prospectus.

                              ERISA CONSIDERATIONS

THE NOTES

        Subject to the considerations set forth below and under "ERISA Considerations" in the Prospectus, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "BENEFIT PLAN") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"). A fiduciary of a Benefit Plan must determine that the purchase of a
Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Benefit Plan from engaging in certain transactions (including loans) involving a Benefit Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

        The United States Department of Labor has issued a regulation (29 CFR
Section 2510.3-101) concerning the definition of what constitutes the assets of a Benefit Plan (the "PLAN ASSET REGULATION"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless certain exceptions apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, the Seller believes that the Notes offered hereby should not be treated as "equity interests" for purposes of the Plan Asset Regulation. Accordingly, the acquisition of the Notes by benefit plan investors should not cause the assets of the Trust to be treated as Plan Assets for purposes of Title I of ERISA. However, the Notes may not be purchased with the assets of a Benefit Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Benefit Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (ii) will be based on the particular investment needs for such Benefit Plan; or (c) is an employer maintaining or contributing to such Benefit Plan.

        Certain affiliates of the Issuer or the Servicer might be considered or might become Parties in Interest with respect to a Benefit Plan. In either case, the acquisition or holding of Notes by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless the acquisition and holding of the Notes is covered by one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by certain "in-house asset managers". Each purchaser or transferee of a Note that is a Benefit Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

THE CERTIFICATES

        The Seller believes that the Certificates offered hereby should be treated as "equity interests" for purposes of the Plan Asset Regulation. Accordingly, the Certificates may not be acquired by (a) a Benefit Plan subject to ERISA or Section 4975 of the Code or (b) any entity whose underlying assets include plan assets by reason of a Benefit Plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust (decided December 12, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

        Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________________ (the "UNDERWRITING AGREEMENT") between the Seller and the Underwriters named below (the "UNDERWRITERS"), the Seller has agreed to cause the Trust to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes and Certificates set forth opposite its name in the table below:

                                 CLASS A-1 NOTES

                                                                      Principal Amount
                                                                     ------------------

[Underwriter].................................................       $
[Underwriter].................................................       $
                                                                     -----------------
         Total................................................       $
                                                                     =================

                                 CLASS A-2 NOTES

                                                                      Principal Amount
                                                                     ------------------

[Underwriter].................................................       $
[Underwriter].................................................       $
                                                                     -----------------
         Total................................................       $
                                                                     =================

                                 CLASS A-3 NOTES

                                                                      Principal Amount
                                                                     ------------------

[Underwriter].................................................       $
[Underwriter].................................................       $
                                                                     -----------------
         Total................................................       $
                                                                     =================

                                 CLASS A-4 NOTES

                                                                      Principal Amount
                                                                     ------------------

[Underwriter].................................................       $
[Underwriter].................................................       $
                                                                     -----------------
         Total................................................       $
                                                                     =================

                                  CERTIFICATES

                                                                      Principal Amount
                                                                     ------------------

[Underwriter].................................................       $
[Underwriter].................................................       $
                                                                     -----------------
         Total................................................       $
                                                                     =================

        The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of ______% of the denominations of the Notes per Class A-1 Note, ______% per Class A-2 Note, ______% per Class A-3 Note and ______% per Class A-4 Note. The Underwriters may allow, and such dealers may reallow, a concession not in excess of ______% per Class A-1 Note, ______% per Class A-2 Note, ______% per Class A-3 Note and ______% per Class A-4 Note to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed. The Underwriters are obligated to purchase and pay for all of the Notes if any Notes are purchased. The Underwriters currently intend, but are not obligated, to make a market in the Notes.

        The Seller has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of ______% of the principal amount thereof. The Underwriters may allow, and such dealers may reallow, a concession not in excess of ______% per Certificate. After the initial public offering of the Certificates, the public offering price and such concessions may be changed. The Underwriters are obligated to purchase and pay for all of the Certificates if any Certificates are purchased. The Underwriters currently intend, but are not obligated, to make a market in the Certificates.

        The Seller and Onyx have agreed to indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

                                  LEGAL MATTERS

        Certain legal matters with respect to the Securities and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" in the Prospectus will be passed upon for the Seller by Andrews & Kurth L.L.P., Dallas, Texas. Certain legal matters with respect to the Securities will be passed upon for the Underwriters by ___________________________________________. Certain legal matters relating to the Policy will be passed upon for the Insurer by
___________________________________________.

                                     EXPERTS

        The consolidated balance sheets of the Insurer and its subsidiaries as of December 31, 199__ and 199__ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 199__, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of _________________________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEX OF TERMS

"Accelerated Principal Commencement Date"........................        S-29
"Accelerated Principal Distributable Amount".....................        S-29
"Amount Financed"................................................        S-29
"Benefit Plan"...................................................        S-39
"Cede"...........................................................        S-21
"Certificate Distributable Amount"...............................        S-29
"Certificate Distribution Account"...............................        S-27
"Certificate Interest Carryover Shortfall".......................        S-29
"Certificate Interest Distributable Amount"......................        S-29
"Certificate Owner"..............................................        S-25
"Certificate Percentage".........................................        S-29
"Certificate Principal Balance"..................................        S-25
"Certificate Principal Carryover Shortfall"......................        S-30
"Certificate Principal Distributable Amount".....................        S-30
"Certificate Rate"...............................................         S-6
"Certificates"...................................................         S-3
"Closing Date"...................................................         S-3
"Code"...........................................................        S-39
"Collection Period"..............................................        S-30
"Contracts"......................................................         S-3
"Cram Down Loss".................................................        S-30
"Cut-Off Date"...................................................         S-4
"Defaulted Contract".............................................        S-30
"Deficiency Amount"..............................................        S-37
"Definitive Certificates"........................................        S-25
"Definitive Notes"...............................................        S-21
"Distribution Accounts"..........................................        S-27
"Distribution Date"..............................................         S-5
"DTC"............................................................        S-21
"Eligibility Requirements".......................................        S-18
"Final Cut-Off Date".............................................         S-4
"Final Scheduled Distribution Date"..............................         S-7
"Fiscal Agent"...................................................        S-36
"GAAP"...........................................................        S-38
"Indenture Events of Default"....................................        S-23
"Indenture"......................................................         S-3
"Indenture Trustee"..............................................         S-3
"Initial Contracts"..............................................         S-4
"Initial Cut-Off Date"...........................................         S-4
"Initial Cut-Off Pool Balance"...................................         S-4
"Insurance Agreement"............................................         S-7
"Insurer Default"................................................        S-24
"Insurer"........................................................        S-16
"Interest Accrual Period"........................................        S-22
"Interest Rates".................................................        S-22
"Issuer".........................................................         S-3
"Liquidated Contract"............................................        S-30
"Liquidation Expenses"...........................................        S-27
"Monthly P&I"....................................................        S-27
"Motor Vehicle Contracts"........................................        S-16
"Net Collections"................................................        S-27
"Net Insurance Proceeds".........................................        S-27
"Net Liquidation Proceeds".......................................        S-27
"Note Distributable Amount"......................................        S-30
"Note Distribution Account"......................................        S-27
"Note Interest Carryover Shortfall"..............................        S-30
"Note Interest Distributable Amount".............................        S-31

"Note Owner".....................................................        S-21
"Note Percentage"................................................        S-31
"Note Principal Carryover Shortfall".............................        S-31
"Note Principal Distributable Amount"............................        S-31
"Notes"..........................................................         S-3
"Onyx"...........................................................         S-3
"Optional Purchase"..............................................        S-35
"Original Certificate Balance"...................................        S-25
"Original Pool Balance"..........................................         S-4
"Owner"..........................................................        S-37
"Owner Trustee" .................................................         S-3
"Parties in Interest"............................................        S-40
"Paying Agent"...................................................        S-26
"Payment Account"................................................        S-26
"Payment Default"................................................        S-12
"Plan Asset Regulation"..........................................        S-40
"Policy Claim Amount"............................................        S-37
"Policy".........................................................         S-7
"Pool Balance"...................................................         S-4
"Precomputed Contracts"..........................................        S-18
"Preference Amount"..............................................        S-37
"Principal Balance"..............................................        S-31
"PTCE"...........................................................        S-40
"Purchase Amount"................................................        S-31
"Purchased Contract".............................................        S-31
"Record Date"....................................................  S-21, S-25
"Regular Principal Distributable Amount".........................        S-31
"Residual Interestholder"........................................        S-35
"Residual Interests".............................................         S-3
"Sale and Servicing Agreement"...................................         S-4
"SAP"............................................................        S-38
"Securities".....................................................         S-2
"Security Insurance Policy"......................................         S-7
"Seller".........................................................         S-3
"Selling Subsidiary".............................................        S-18
"Servicer".......................................................         S-3
"Servicer Default"...............................................        S-34
"Servicing Fee Rate".............................................        S-33
"Servicing Fee"..................................................        S-33
"Simple Interest Contracts"......................................        S-18
"Spread Account Maximum".........................................        S-32
"Spread Account".................................................         S-7
"Standard & Poor's"..............................................         S-8
"Subsequent Contracts"...........................................         S-4
"Transfer and Servicing Agreements"..............................        S-26
"Trust Agent"....................................................         S-3
"Trust Agreement"................................................         S-3
"Trust Bankruptcy Event".........................................        S-12
"Trust Property".................................................         S-3
"Trust"..........................................................         S-2
"Underwriters"...................................................        S-41
"Underwriting Agreement".........................................        S-41

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Notes and Certificates (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants.

        Secondary trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

        Trading between Cedelbank and/or Euroclear Participants.

        Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Cedelbank or Euroclear purchaser.

        When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

        Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to the finance settlement. Under this procedure, Cedelbank Participants and Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a draft between two DTC Participants.

        Trading between Cedelbank or Euroclear seller and DTC purchaser.

        Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transaction in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that there trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

                (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

                (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non- U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non- U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed only by the beneficial owner of Global Securities or such owner's agent.

                Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. PERSON" means a citizen or resident of the United States, a corporation, a partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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        NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF A TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ----------------------

                                TABLE OF CONTENTS

 PROSPECTUS SUPPLEMENT                                      PAGE
                                                            ----
Notice About Information.................................    S-2
REPORTS TO SECURITYHOLDERS...............................    S-2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........    S-2
SUMMARY OF TERMS.........................................    S-3
RISK FACTORS.............................................    S-9
THE TRUST................................................   S-14
THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS............   S-15
THE CONTRACTS............................................   S-17
MATURITY AND PREPAYMENT CONSIDERATIONS...................   S-20
USE OF PROCEEDS..........................................   S-20
DESCRIPTION OF THE NOTES.................................   S-20
DESCRIPTION OF THE CERTIFICATES..........................   S-24
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.....   S-26
THE POLICY...............................................   S-36
DESCRIPTION OF THE INSURER...............................   S-38
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................   S-39
ERISA CONSIDERATIONS.....................................   S-39
UNDERWRITING.............................................   S-41
LEGAL MATTERS............................................   S-43
EXPERTS..................................................   S-43
INDEX OF TERMS...........................................   S-44
ANNEX I..................................................    I-1

PROSPECTUS
NOTICE ABOUT INFORMATION.................................     ii
SUMMARY OF TERMS.........................................      1
RISK FACTORS.............................................      7
THE TRUSTS...............................................      9
THE TRUSTEE AND THE INDENTURE TRUSTEE....................     10
THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS............     10
THE CONTRACTS............................................     14
PREFUNDING ARRANGEMENTS..................................     15
MATURITY AND PREPAYMENT CONSIDERATIONS...................     16
POOL FACTOR AND POOL INFORMATION.........................     16
USE OF PROCEEDS..........................................     17
THE SELLER...............................................     17
THE SERVICER.............................................     18
DESCRIPTION OF THE SECURITIES............................     18
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.....     22
THE INDENTURE............................................     32
CERTAIN LEGAL ASPECTS OF THE CONTRACTS...................     34
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................     39
TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE..........     39
TRUSTS TREATED AS GRANTOR TRUSTS.........................     45
ERISA CONSIDERATIONS.....................................     49
PLAN OF DISTRIBUTION.....................................     50
LEGAL OPINIONS...........................................     50
AVAILABLE INFORMATION....................................     51
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........     51
INDEX OF TERMS...........................................     52

        UNTIL ___________________ (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATIONS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                             $ ____________________

                                 ONYX ACCEPTANCE
                               OWNER TRUST 1999-__

                             $______________ _____%
                        AUTO LOAN BACKED NOTES, CLASS A-1

                             $______________ _____%
                        AUTO LOAN BACKED NOTES, CLASS A-2

                             $______________ _____%
                        AUTO LOAN BACKED NOTES, CLASS A-3

                             $______________ _____%
                        AUTO LOAN BACKED NOTES, CLASS A-4

                             $______________ _____%
                          AUTO LOAN BACKED CERTIFICATES

                                   [ONYX LOGO]

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller

                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer

                  --------------------------------------------

                    P R O S P E C T U S   S U P P L E M E N T

                  --------------------------------------------



                                  [UNDERWRITER]



                                     [DATE]

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